UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 16, 2011

ORACO RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-167607	27-2300414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

605 West Knox Road, Suite 102, Tempe, AZ.	85284
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 588-3333

Copies of Communications to:
Stoecklein Law Group
Emerald Plaza
402 West Broadway, Suite 690
San Diego, CA 92101
(619) 704-1310
Fax (619) 704-0556

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, any perceived benefits as the result of the Share Exchange Agreements referenced herein, any projections of earnings, revenue or other financial items; any statements of the plans, strategies and objections of management for future operations; any statements concerning proposed new services or developments; any statements regarding future economic conditions or performance; any statements or belief; and any statements of assumptions underlying any of the foregoing.

This Current Report includes statements regarding our plans, goals, strategies, intent, beliefs or current expectations. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. These forward-looking statements can be identified by the use of terms and phrases such as “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions (“will,” “may,” “could,” “should,” etc.). Items contemplating or making assumptions about actual or potential future sales, subscriptions, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Although forward-looking statements in this report reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission (“SEC”) which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

EXPLANATORY NOTE

On February 23, 2011, the Registrant changed its name from Sterilite Solutions, Corp. to Oraco Resources, Inc. in anticipation of the completion of the acquisition of 100% of the outstanding shares of Oraco Resources, Inc. (“ORI”), a Canadian Company and Jyork Industries Inc. Ltd. (“Jyork”), a Sierra Leone Company. The acquisition of 100% of the outstanding shares of ORI and Jyork was completed on May 16, 2011.  As a result of the completion of the acquisitions, the Registrant is now a diamond, gold, mineral and natural resources mining exploration company.

References throughout this Current Report on Form 8-K to “we,” “our,” “us,” “the Company,” “the Registrant,” “Oraco,” and similar terms refer to Oraco Resources, Inc., unless otherwise expressly stated or the context otherwise requires.  This Current Report contains summaries of the material terms of the agreements executed in connection with the transactions described herein.  The summaries of these agreements are subject to, and qualified in their entirety by, reference to those agreements, all of which are incorporated herein by reference.

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported by the Registrant in its Current Report on Form 8-K, filed on March 28, 2011, the Registrant entered into a Share Exchange Agreement with Oraco Resources, Inc., a Canadian company (“ORI”) on March 24, 2011 to acquire all of the issued and outstanding shares of ORI in exchange for 15,001,500 shares of the Registrant’s common stock.

Additionally, on March 24, 2011, the Registrant entered into another Share Exchange Agreement with Jyork Industries Inc. Ltd., a Sierra Leone company (“Jyork”), to acquire all of the issued and outstanding shares of Jyork.

The acquisitions were completed on May 16, 2011. See Item 2.01 below for further description of the acquisitions.

In connection with the closing of the Share Exchange Agreements the Stockholders of ORI and Jyork acquired control of the Registrant. The Stockholders of ORI and Jyork acquired beneficial control of approximately 18,001,500 shares of common stock as a result of being stockholders of ORI and Jyork of which the Registrant acquired 100% of the ownership pursuant to the Share Exchange Agreements.

Both Share Exchange Agreements mentioned above will be collectively referred to as the “Share Exchange Agreements”.

Section2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

On May 16, 2011, we completed the acquisition of all of the issued and outstanding shares of ORI and JYORK pursuant to the Share Exchange Agreements and Plan of Reorganization described in Item 1.01 above and in this Item 2.01. The acquisition was accounted for as a recapitalization effected by an exchange of shares for the assets, wherein ORI and Jyork are considered the acquirers for accounting and financial reporting purposes.

Pursuant to the conditions to closing of the Share Exchange Agreements: (i) the Registrant issued 15,001,500 shares of its restricted common stock in exchange for all of the issued and outstanding shares of ORI, (ii) the Registrant issued 3,000,000 shares of its restricted common stock in exchange for all of the issued and outstanding shares of Jyork and (iii) the Registrant obtained cancellation of 10,000,000 affiliate shares of restricted common stock.

FORM 10 DISCLOSURE

           We are providing below the information that would be included in a Form 10 as if we were to file a Form 10.  Please note that the information provided below relates to the current operations acquired through the closing of the Share Exchange Agreements discussed above.

DESCRIPTION OF BUSINESS

The Share Exchange Agreement and Plan of Reorganization discussed in Items 1.01 and 2.01 above are collectively referred to as the “Share Exchange Agreements.”  As a result of the closing of the Share Exchange Agreements, our main focus has been redirected to diamond, gold, mineral and natural resources mining exploration business based on the application of our former business plan aimed at distributing our product Sterilite Solutions and its use in the mining sector.  The information set forth herein is only a summary of our business plans.

INDUSTRY AND MARKET DATA

The market data and certain other statistical information used throughout this report are based on independent industry publications, government publications, reports by market research firms or other published independent sources. In addition, some data are based on our good faith estimates.

Business Development

Oraco Resources, Inc. (“Oraco”) was formed as a Nevada corporation in April 2010.  On February 2, 2011, Oraco changed its name from Sterilite Solutions, Corp. to Oraco Resources, Inc.  Effective May 16, 2011, Oraco completed the acquisition of contractual rights for the disposition and exportation of diamonds and gold, and any other minerals recovered both in Zimmi Town, Pujehun District of Sierra Leone as well as the Gbense Tailings No. 5 reserve located in Koidu Town, Kono District – Sierra Leone, and mining concessions through the acquisition of 100% of the ownership of Jyork.

As a result of the closing of the Share Exchange Agreements, Oraco is now involved in the mining industry in the African country of Sierra Leone through mining concessions held by Jyork. The objectives of the Company are to seek additional mining concession rights, privileges, and to own mines in Sierra Leone, as well as other West African Countries.  In addition, we intend to process minerals and to sell such processed minerals around the world, and explore new areas in Sierra Leone and elsewhere in West Africa as opportunities may arise.

With the dramatic improvement in the political and economic climate in Sierra Leone and the recent influx of foreign investment and activities, management feels that the political and socioeconomic environment are sufficiently secure to now deploy capital towards proving out the diamond and gold reserves in its licenses and commencing mining operations at a number of them in the short term.  Many major and junior mining companies are commencing to deploy substantial capital in Sierra Leone, as they have come to the same conclusion.

Change in Control and Recent Change in Management

In connection with the closing of the Share Exchange Agreements the Stockholders of ORI and Jyork acquired control of the Company. The Stockholders of ORI and Jyork acquired beneficial control of approximately 18,001,500 shares of common stock as a result of being stockholders of ORI and Jyork of which the Company acquired 100% of the ownership pursuant to the Share Exchange Agreements.

Additionally, in connection with the closing of the Share Exchange Agreements, we accepted the resignations of our prior officers and sole director and appointed Bradley Rosen as President, Chief Executive Officer and a Director, Chris Butchko as Executive Vice President, Chief Operating Officer and a Director, Anne Thomas as Secretary, Comptroller and a Director, and Donna Moore as Chief Financial Officer and Treasurer of the Company on May 16, 2011.

Business of Oraco Resources

We are a mineral exploration and mining company engaged in the discovery, acquisition, development, production, and marketing of gold, diamonds, and other natural resources.  We also intend to become an exporting company of diamonds and gold while the geophysical reports are being undertaken on our assets.  Our products consist of: metal concentrates, which we intend to sell to custom smelters; unrefined bullion bars (doré), which may be sold as doré or further refined before sale to precious metals traders; unfinished diamonds; and some gem quality diamonds which we cut and polish before selling on the open market.

Our current business plan is to expand and continue current gold and diamond buy/sell transactions that provide current revenues for the Company.  Additionally, we plan to engage SRK Worldwide to provide geological and geophysical analysis of our assets in Sierra Leone so as to prepare a feasibility and technical report with respect to the proposed mining operations on certain of our mining concessions.

We have previously entered into an agreement for the disposition of diamonds and gold and any other minerals recovered in Koidu Town, Kono District - Sierra Leone Gbense Tailings Number 5 at the property known as “Tailings Number 5” and in Zimmi Town, Pujehun District of Sierra Leone at the property known as “Zimmi”.

While the geophysical reports are being undertaken on our assets, we will expand our gold and diamond buy/sell program to deliver sufficient cash-flow to fund the costs associated with exploration and related geophysical examinations of our mining concessions.  Once the feasibility reports in compliance with Canada National Instrument 43-101 are completed, we anticipate capital expenditures on equipment, labor, housing, fuel, travel and other essential items to prepare the concessions for recovery and resource extraction operations.

We plan on initially processing up to 100 tons per hour of placer gravel.  We will also stock pile quantities of gold bearing and diamond bearing placer gravel during the rainy season (May/June through October).  All such gravel will be identified appropriately and later brought to the plant for processing and mineral extraction.

It is believed that we will be able to attain an initial production target of up to 1,250 carats of rough diamonds per month within 12 months of the project’s starting date.  The initial estimates of Tailings Number 5 suggest that the project has the potential to achieve sustained operations for 10+years.  However, these estimates are subject to further field investigations by our geophysical experts and are also predicated on our ability to raise sufficient capital for our operational needs.

In connection with our additional geophysical investigations we also plan to complete a drilling program on additional areas of interest at Tailings Number 5 and Zimmi.  This will allow us to determine the full potential of the projects, as well as better estimates of resource estimates and production targets.  We are also involved in additional discussions aimed at the potential acquisition of other production based diamond projects.  If these negotiations are successful, we could have the potential to achieve an additional diamond production within 24-36 months.

Management believes that with sufficient capital the Company will be able to attain an initial production target of at least0.5 – 1.0 GPT (Grams per ton) of gold that will yield in excess of  more than 5,000 to 10,000 ounces of gold per year.  If we are able to acquire additional gold bearing concessions, and the capital necessary to operate such concessions, we will be able to expand annual gold production significantly from such initial levels.

We intend to focus on the identification, acquisition and operations of diamond and gold projects that have the potential to generate sustained production and cash flow.  Recent transactions such as Tailings Number 5 and Zimmi are aimed to deliver annual diamond production yields of approximately 30,000 carats (rough) per year.  We are also targeting further growth through the identification of additional resources throughout Sierra Leone and neighboring countries.

DIAMONDS

Diamonds are made of carbon, the fourth most abundant element.  They are crystals which grow by adding layer after layer of carbon atoms under extreme pressure.  Diamonds originate some 200 miles below the Earth’s surface in the “mantle” layer.  At that depth, enormous pressure is exerted on the carbon molecules, forging them into diamonds, and creating one of the strongest molecular bonds known to chemistry.

Diamonds are moved from deep in the earth to the surface in volcanic eruptions.  They typically come to the surface in thin magma streams known as ‘Kimberlite pipes’. Even though diamonds are relatively abundant, they are hard to find in quantities sufficient to support economic mining.  The best place to look for diamonds is where diamonds have been found before.

Africa is widely believed to be the richest continent for diamond mining.  The major sources of diamonds are in the south with lesser concentrations in the west-central part of the continent.  The major producing countries are Congo Republic (Zaire), Botswana, South Africa, Angola, Namibia, Ghana, Central African Republic, Guinea, Sierra Leone, and Zimbabwe.  Political turmoil in some countries has led to highly variable production and severe degradation of the environment stemming from uncontrolled or unregulated mining.

Diamonds are the hardest and most brilliant mineral and around the world diamonds are recognized as an eternal stone of value.  Industrial diamonds play a key role in cutting and high wear applications.  The vast difference between the hardness of diamonds, as opposed to every other mineral, means that there is no effective substitute for use in demanding industrial applications, including, particularly, the oil and gas drilling application.

While diamonds are virtually indestructible, they can, like any crystal, shatter along a plane, particularly if flawed.  These characteristics make it possible to craft a gem into the most brilliant and desirable shape.  Cutters face a trade-off between maximizing the size of the finished jewel and optimizing its reflectiveness.

Extractable diamonds are very rare: only about 130 tons of rough diamonds have been found over the last 120 years.  Even in rich ore, the grade is only about one carat per 3 tons of kimberlite, (1 Carat = .2 of a gram = 1/150 of an ounce) or 1 part in 14 million. Gold explorers think in parts per million (grams of gold per ton of ore).  Diamond explorers commonly think in parts per billion (carats per tens of tons).  This is why diamond explorers use ‘diamond indicators’, rather than the actual diamonds, when seeking potential excavation sites.  While the presence of a kimberlite pipe is an indicator of the presence of diamonds, the best diamond indicator, of course, is a diamond in the kimberlite pipe.  Only 1 in 22 kimberlite pipes are diamond-bearing, and only 1 in 50 are economic to exploit.

The rarity and value of large stones means that the statistical distortion of the “nugget effect” (the statistical effect upon the conclusions drawn from a sample that contains a large stone versus one that has a small stone) is more pronounced for diamonds than any other mineral.  This makes exploration an art as much as a science.  Successful primitive miners and experienced geologists display an intuitive sense for finding diamonds.

Diamond Pricing Trends Index

The Diamond Prices Index (“DPI”) is a representation of the current market pricing trend for diamonds. The DPI takes into account the average retail price per carat of loose diamonds from jewelers around the web. Prices are calculated for groups of weight ranges as well as by color and clarity.

Diamond Prices Index™ - 129.90[Missing Graphic Reference]

Sierra Leone – Diamonds

The Sierra Leone’s established diamond fields cover an area of about 7,700 square miles (about one quarter of the country) in the south-eastern and eastern parts of Sierra Leone.  The diamond producing areas are concentrated in Kono, Kenema and Bo Districts and are mainly situated in the drainage areas of the Sewa, Bafi, Woa, Mano and Moa Rivers.  Alluvial diamond concentrations occur in river channel gravels, flood-plain gravels, terrace gravels and gravel residues in soils and swamps.  Kimberlites, the primary host rocks for diamonds, have been discovered in the Koidu and Tongo areas.  Reserves are estimated at 6.3 million carats down to a depth of 600m at Koidu and 3.2 million carats to a depth of 600m at Tongo.  Artisanal and small-scale diamond mining activities are widespread in the Kono District as well as Kenema, Bo and Pujehun Districts.

Sierra Leone is renowned for the quality of its diamonds and for the recovery of some of the most spectacularly large stones of very high value. The largest diamond, discovered in February 1972, was the 969.8 ct “Star of Sierra Leone”. More recently, in 1996, two stones weighing 188 ct and 283 ct were recovered and sold.  Annual diamond output reached a peak of around 2 million carats in the late 1960s, with output declining thereafter.  By 1997, output was seriously disrupted by RUF rebel activity, with most of the diamondiferous areas becoming off-limits.

Market Analysis

Over the past twenty-five years, the demand for diamonds has grown annually at double-digit rates.  More than 115 million carats (5 carats =1 gram), worth $60 billion at retail level, were sold in 2002.  While price competition at the lower quality industrial end is severe, gemstone quality diamonds have held their prices and are expected to maintain at no less than the present level as new markets open in China and other Asian countries.

We believe that the demand for diamonds will, at the very least, sustain at no less than  present levels.  Many industry experts actually predict the market will expand.  De Beers suggests that the demand for diamonds should rise by 50% from $9.5 billion in 2003 to $14.5 billion over the next decade - a rise of almost $5 billion.  That is equivalent to the combined production of Botswana, Russia and Angola.  A 50% cumulative increase in demand over ten years is possible.  This is in accord with the recent history of increases in demand: 11% per annum 1983-1993; and 6% per annum from 1993 to 2002.  Average diamond prices are expected to rise by some 30% in real terms over the next 5 years.

The future demand for diamonds simply cannot be met from existing mines.  Even though new diamond mines are opening up in Canada and Russia, they cannot keep pace with the diminishing output of the older mines worldwide.  This trend is most noticeable among gemstone quality mines.  In 2003, the demand for diamonds totaled $9.5 billion, while only $8.2 billion in diamonds were produced, leaving a $1.3 billion shortfall in supply.

We have existing strategic relationships with dealers who export the purchased diamonds to New York where they are sorted, polished and cut for eventual sale to retailers.  The dealers purchase the rough gem quality stones and export the rough diamonds, in full compliance with the Kimberley Certification Process, to New York where the stones are sorted, polished and cut for eventual sale to retailers.  As operations expand, we intend to polish and cut more of our product in New York, and potentially sell it directly to the consumer.

The Market for Diamonds

The greatest value in the diamond market is found in “gemstones”: larger, clearer, relatively flawless rocks amenable to cutting.  Fifty percent of the gemstone market is controlled and largely underwritten by the De Beers’ cartel, usually referred to as the “Central Selling Organization”.  Gemstones represent most of the sector’s value, account for approximately $10 billion yearly in sales of rough, or uncut stones.  This translates into $25 billion of cut, but unset stones.  The retail value of these gemstones is about $60 billion annually, with over one-third of the retail sales being made in the USA.

The worth of an individual diamond varies according to its classification, of which there are nearly 500.  Valuation is labor-intensive and highly subjective.  Valuers must gamble on their estimate of the ultimate shape and qualities of the cut and polished jewel.  The average price as of the date of this filing per rough carat (0.2gm) is approximately $65, but varies widely by brightness, gem size, color and shape.  For example, Australian diamonds are generally small and tinted, averaging $15, while Namibian stones are clearer and bigger, averaging $260 per carat.  In extreme cases, large, brilliant gems may retail for nearly $1 million per carat.  Though valuing individual stones is an art form, gemstone diamonds generally are not subject to wide price swings because the market is largely controlled by the Central Selling Organization.

GOLD

Gold was discovered in Sierra Leone in several localities in the years from 1926 onwards, in the Sula Mountains and Kangari Hills, and in the Koinadugu, Tonkolili and Bo Districts.  All greenstone belts in Sierra Leone (with the possible exception of the Marampa Group and perhaps the Kambui Hills) are known to contain gold.  Rivers and streams draining these areas also carry gold.  The most important known lode gold deposits occur around the Lake Sonfon area, Kalmaro, Makong, Baomahun and Komahun.  At present, the only gold production in Sierra Leone comes from alluvial deposits.  Notwithstanding the limited gold exports in recent years, Sierra Leone is thought to be well-endowed with gold deposits.

Of all the precious metals, gold is the most popular as an investment.  Investors generally buy gold as a hedge or safe haven against any economic, political, social, or fiat currency crises (including investment market declines, burgeoning national debt, currency failure, inflation, war and social unrest). Since the year 2000, gold has gone from $300 USD per troy ounce to over $1,400 this year.  With regards to  gold, the Company is very excited with its in-ground assets, as well as its current relationships to sell this product.  The Company intends to export the product directly to a U.S.-based refinery and receive then current market price minus a small refiner’s discount.

Gold Pricing Trends

On average, gold prices increased by 1.4% to US$1,386.27/oz in Q1 2011 from US$1,366.78/oz in Q4 2010, on the London PM fix (the gold price referenced will refer to the London PM fix).  While gold experienced a price consolidation in the early part of the quarter, falling as low as US$1,319.00/oz on 29 January, it climbed to new record highs throughout March and continued to achieve new highs in April.  More importantly, January’s price fall of 5.6% corresponded to not much over a one standard deviation move for a given month.  The average monthly volatility has been 4.9% over the past ten years.

Gold’s long-term supply and demand dynamics and a number of macro-economic factors ensured gold remained a sought-after asset.  First, the US dollar weakened against major currencies, which in turn supported gold prices given gold’s negative correlation to the dollar.  Second, comments by the Federal Reserve that signaled an extended period of low rates have kept anxieties about rising inflation entrenched in the US.  Third, while inflation rates in countries such as India and China appear to have moderated, they remain uncomfortably high, promoting activity in the gold market as exemplified by higher delivery volumes in the Shanghai Gold Exchange.  Fourth, unrest in Africa and the Middle East and the natural disaster in Japan, have drawn attention to gold’s quality as a vehicle to preserve capital and provide liquidity.  While gold prices did not react as much as oil for example, this was in part due to gold’s ability to absorb economic and geopolitical shocks and remain less volatile. Finally, central bank activity indicates a continuation of the trend of limited supply and potential net purchases.

The gold price continued its upward trend, rising during the first quarter of 2011 by 2.4% to finish the quarter at US$1,439/oz, on the London PM fix.  While gold’s performance seemed more modest relative to average gains of 6.2% per quarter over the past two years, its consistency and robust growth trend has contributed significantly to its ability to provide diversification, risk management and wealth preservation to an investor’s portfolio.

GOLD PRICES FROM 2000 TO 2011

Current Gold Prices

Price per Oz                                         Price per Kilo

Demand

Gold demand in 2010 reached a 10-year high of 3,812.2 tonnes.  Demand was up 9% year-on-year, and marginally above the previous peak of 2008 despite a 40% increase in the annual average price level between 2008 and 2010.

Gold Demand	2009	2010*	YoY (%)
Jewelry	1,760	2,060	17%
Technology	373	420	12%
Investment	1,360	1,333	-2%
Demand	3,493	3,812	9%
OTC and stock flows	541	296	-45%
London PM Fix, $/oz	972	1,225	26%

* Provisional.

Source: GFMS, LBMA, WGC

In value terms, annual gold demand surged 38% to a record of US$150bn.  The fourth quarter also set a new quarterly record of US$42bn.

Jewelry demand was remarkably robust in the face of record prices in the majority of currencies.  Annual demand for gold jewelry rose 17% from 1760.3 tonnes in 2009 to 2059.6 tonnes.  The rise in annual average prices over the same period was 26%.  In value terms, this resulted in record annual jewelry demand of US$81 bn.

Investment demand, comprising bar and coin demand and demand for ETFs and similar products, remained more or less stable in 2010, down just 2% versus 2009.  However, this annual comparison masks some more interesting movements within the various components of investment. Physical bar investment was particularly strong during the year, recording an annual gain of 56%. Conversely, demand for ETFs and similar products (as measured by GFMS) was unable to sustain the previous year’s remarkable levels and consequently was down 45% on an annual comparison.  At 338.0 tonnes however, this was still the second highest year on record for ETF demand.

In 2010, ‘OTC Investment and stock flows’ (previously referred to as ‘Inferred investment’) almost halved from 2009 levels to 296 tonnes.  This was largely a result of strong 2009 demand in this category.  However, it jumped to 238 tonnes in the fourth quarter, partly reflecting a shift from the ETF market into the OTC market, as investor interest was stimulated by debt problems in Europe and the second round of quantitative easing in the US.

Supply

Gold Supply	2009	2010*	YoY (%)
Total mine supply	2,332	2,543	9%
Official sector sales	30	-87	n/a
Recycled gold	1,672	1,653	-1%
Total supply	4,034	4,108	2%

* Provisional.

Source: GFMS, LBMA, WGC

2010 mine production is estimated to have increased slightly, 3% higher year-on-year, as a number of new projects across a range of countries contributed to higher levels of supply.  Net producer de-hedging imposed a modest restraint on total mine supply, although de-hedging activity was relatively limited compared with 2009 as the global hedge book continued to wind down.

The supply of recycled gold dipped slightly in 2010 year-on-year (-1%), although this comparison was largely influenced by the very strong first quarter of 2009.  2010 recycling activity remained elevated relative to historical averages as higher prices continued to attract profit-taking and consumers in the west became increasingly aware of opportunities and channels by which they might sell their unwanted gold items.  Notably, the supply of gold from the official sector turned negative as central banks became modest net purchases of gold in 2010.

Products and Marketing Channels

Gold produced by the Company’s mining operations is intended to be processed to a saleable form at various precious metals refineries.  Once refined to a saleable product – generally large bars weighing approximately 12.5 kilograms and containing 99.5% gold, or smaller bars weighing 1.0 kilograms or less with a gold content of 99.5% and above –is sold either through the refineries’ channels or directly to bullion banks with the proceeds paid to the Company.

Bullion banks are registered commercial banks that deal in gold.  They participate in the gold market by buying and selling gold and distribute physical gold bullion bought from mining companies and refineries to physical offtake markets worldwide.  Bullion banks hold consignment stocks in all major physical markets and finance these consignment stocks from the margins charged by them to physical buyers, over and above the amounts paid by such banks to mining companies for the gold.

Gold Market Characteristics

Gold price movements are largely driven by macro-economic factors such as expectations of inflation, currency fluctuations, interest rate changes or global or regional political events that are anticipated to impact on the world economy.  Gold has played a role historically as a store of value in times of price inflation and economic uncertainty.  This factor, together with the presence of significant gold holdings above ground, tends to dampen the impact of supply/demand fundamentals on the market. Trade in physical gold is, however, still important in determining a price floor, and physical gold, either in the form of bars or high-caratage jewelry, is still a major investment vehicle in the emerging markets of India, China and the Middle East.

Gold is relatively liquid compared to other commodity markets and significant depth exists in futures and forward gold sales on the various exchanges, as well as in the over-the-counter market.

Top Gold Markets in 2010

Data Source: World Gold Council

Individually, India represents the strongest demand for gold in 2010 where demand gained 66% relative to 2009.  India accounts for more than 40% of global gold jewelry demand and is by far the largest market for gold in jewelry.  It also accounted for more than 236% of identifiable investment demand in the sector in 2010.  Total bullion imports to India, though they may fluctuate significantly according to price movements during the year, have risen steadily over the last decade.

The characteristics of the gold market in the Middle East are similar, although an important difference is the exceptionally high per capita ownership of gold in some of the countries of that region.  In the United Arab Emirates, for example, consumption per capita is some 30 times that in the US or the UK and some 50 times higher than in India.  The Middle Eastern market accounted for over 238 tons of gold demand in 2010 or approximately 113% of the global total.  Turkey, Saudi Arabia, Egypt, and the United Arab Emirates are the largest consumers within this market.

In terms of investment demand growth, China represented the most robust market in 2010.  Compared to last year demand of gold for investment in 2010 grew nearly 70% from approximately 106 tonnes to a record level of 180 tonnes.  In China, approximately 69% of gold is sold in the form of high caratage jewelry which is easily traded, similarly to the Indian and Middle Eastern markets.  The balance of gold in China is sold in the form of 18 carat jewelry.  Although introduced to the market only in 2002, sales in this category of jewelry have grown quickly due to its appeal to a rapidly-growing market segment of young, independent urban women.  An important feature of the Chinese market in recent years has been the relatively stable nature of gold demand, particularly in comparison to the Indian and Middle Eastern markets, where volatility typically causes price-sensitive consumers to hold back on jewelry purchases.

The US market accounted for approximately 230 tons of jewelry demand in 2010, just over 8% of the global total.  High prices Gold in the USA is purchased largely as an adornment product and purchase decisions are dictated by fashion rather than the desire to buy gold as an investment.  The intrinsic value of gold as a store of value does still, however, play a role in the purchase decision process.  Consumers in the US purchased aproximately129 tons of gold for jewelry, compared to 105 tons for investment purposes, such as ETF’s, bullion, and coins.

Gold Demand by Sector

Jewelry demand

(1)	Gold demand excluding central banks.
Source: GFMS, LBMA, WGC

Geographically, just less than 80% of gold jewelry demand now originates in emerging markets, in comparison to 64% a decade ago.  The major markets for gold jewelry are India, China, the Middle East and the United States.  The Middle East market has also seen recent strong growth, and was one of the largest markets for gold jewelry in 2010.  Turkey, Saudi Arabia, Egypt, and United Emirates (UAE) are the largest consumers in this region with an aggregate demand at 238 tons.

In the economies of India and the sub-continent, gold jewelry is purchased as a quasi-investment product.  High-caratage jewelry is sold at a relatively small margin to the spot gold price, which is generally transparent to the consumer, and is therefore easily re-sold to jewelers or bullion traders when cash is required or when the jewelry is out of date and needs to be refashioned.

Investment demand

As well as holdings in ETFs, which have become a well-recognized investment vehicle for gold, primarily in the US and European markets, physical gold investment takes the form of physical bar demand and official coins.

Physical investment demand has grown significantly since 2003, when it stood at just less than 300 tons, to levels of approximately 908 tons in 2010. Over the course of 2010, total demand remained stable in investment categories, decreasing slightly at 2% compared to 2009.

Total Physical bar demand rose from approximately 743 tonnes in 2009 to 995 tonnes in 2010, an increase of 56% but witnessed significant decline particularly in ETFs.

2010 demand for ETFs declined from 1,359 tonnes to 1,331 tonnes, a decrease of 2%.  Holdings in the ETF’s decreased from 617.1 tonnes to 338 tonnes, a decrease of nearly 45% in a single year.  However, investment in bar hoarding and coin demand rose from 743 tonnes to 995 tonne, an increase of nearly 25%.

Industrial and other sectors

The largest industrial use of gold is in electronics, as plating or bonding wire. In line with the growth in the use of personal computers and other electronic instruments globally, the use of gold in this sector has also increased, averaging a growth rate of over 9% in the five-year period from 2002-2007.  However, in 2008 consumption of gold in the electronics industry was approximately 439 tonnes, compared to 2009 where it fell to nearly 373 tonnes, a decline of nearly 15%. Total demand for 2010 rose back to 420 tonnes, an increase of nearly 10%. The overall quantity of gold used in this sector, however, remains small, at only 11% of total demand.

Demand for gold for dentistry purposes continues to decline, however this constitutes only a small portion of total demand, less than 2% of the global total.

Central bank holdings, sales and purchases

Gold held by the official sector, essentially central banks and the IMF, stood at approximately 64,135 tonnes in 2010. Periodically, central banks buy and sell gold as market participants. Most central bank sales take place under the Central Bank Gold Agreements (CBGA) and therefore without any significant impact on the market. The third Central Bank Gold Agreement (CBGA3) currently in effect encompasses the gold sales of the Eurosystem central banks, specifically Sweden and Switzerland. Similar to the previous agreements, CBGA3 remains in effect for a five-year period, which began on the expiration date of its predecessor (September 27, 2009 to September 26, 2014).

This agreement includes two important features which differ from the two previous agreements. First, the parties reduced the ceiling so that “annual sales will not exceed 400 tonnes and total sales over this period will not exceed 2,000 tonnes,” which is 500 tonnes less than CGBA2.

The second major difference in the CBGA3 is that the agreement took into account the fact that the IMF intended to sell 403 tonnes of gold, and stated that these sales “can be accommodated within the above ceiling”.

Competition

The diamond and gold mining and exporting industry is intensely competitive. We will compete with numerous other mining companies in connection with the acquisition, exploration, financing and development of diamond and gold properties.  Many of the other competing companies are significantly larger than the Company and have far greater resources both monetary and work-force to rely upon. There is competition for the limited number of gold acquisition and exploration opportunities, some of which are with other companies having substantially greater financial resources than we have.  We also will compete with other mining companies for mining engineers, geologists and other skilled personnel in the mining industry and for exploration and development equipment.  There can be no assurance that we will be sufficiently capitalized to compete with such companies in Africa; particularly those that have both greater resources and longer operating histories than the Company’s.

Environmental Regulation

Our diamond and gold projects are subject to various federal, state and local laws and regulations governing protection of the environment.  These laws are continually changing and, in general, are becoming more restrictive.  Our policy is to conduct business in a way that safeguards public health and the environment.  We believe that our operations are in material compliance with applicable laws and regulations.

Changes to current local, state or federal laws and regulations in the jurisdictions where we operate could require additional capital expenditures and increased operating and/or reclamation costs.  Although we are unable to predict what additional legislation, if any, might be proposed or enacted, additional regulatory requirements could impact the economics of our planned projects.  We estimate that we will not incur material capital expenditures for environmental control facilities during the current fiscal year.

Personnel

As of the date of this filing, and as a result of our recent organizational establishment, we had no full-time employees.  As mining and exportation activities commence, increase or decrease, we may have to adjust our technical, operational and administrative personnel as appropriate.  We are using and will continue to use independent consultants and contractors to perform various professional services.  We believe that this use of third-party service providers may enhance our ability to contain operating and general expenses, and capital costs.

Available Information

Our periodic reports filed with the SEC, which include Form 10-K, Form 10-Q, Form 8-K and amendments thereto, may be accessed by the public free of charge from the SEC. Electronic copies of these reports can be accessed at the SEC’s website (http://www.sec.gov). Copies of these reports may also be obtained, free of charge, upon written request to: Oraco Resources, Inc. 605 West Knox Road, Suite 102, Tempe, Arizona 85284, Attn: Corporate Secretary. The public may read or obtain copies of these reports from the SEC at the SEC’s Public Reference Room at 100 F. Street N.W., Washington, D.C. 20549 (1-800-SEC-0330).

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this report, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. You should read the section entitled “Special Note Regarding Forward Looking Statements” above for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this report.

RISKS RELATED TO OUR BUSINESS

We will need additional capital to finance our planned growth, which we may not be able to raise or it may only be available on terms unfavorable to us or our stockholders.  Ultimately, this may result in our inability to fund our working capital requirements and harm our operational results.

The exploration, development, mining and processing of our properties, will require substantial financing.  Failure to obtain sufficient financing may result in delaying or indefinite postponement of exploration, development or production on any or all of our properties or even a loss of property interest.  There can be no assurance that capital or other types of financing will be available if needed or that, if available, the terms of such financing will be favorable to us.

Decrease in value of diamonds and gold could result in decreased revenues.

While we intend to mine for other precious stones and metals, our business is currently focused on mining for diamonds and gold.  Thus, in the event the price of diamonds and/or gold decreases, our revenues and/or profit margins could likewise decrease.

We will be competing with better established companies.

We will not be the first company to attempt to mine for diamonds and other precious stones and metals in Sierra Leone.  There are other companies whose equipment may be more advanced than ours, and whose methods may be more cost-effective.  Further, we will be facing competition from better established companies, which may have better local, regional and national connections in Sierra Leone, and whose efforts produce larger quantities or  higher quality diamonds.

There has been political instability in Sierra Leone which, if reignited, could adversely affect our business.

Between 1991 and 2002, Sierra Leone was engaged in a civil war, in which tens of thousands of people were killed and more than two million people were displaced.  Control of Sierra Leone’s diamond industry was the primary cause of this war.  Since 2002, the government has been stable.  However, given the history of that country, and the previous focus on the disparity between Sierra Leone’s diamonds and the poverty of many of its citizens, there is the risk that other conflicts will arise.  Such political strife could adversely affect our ability to mine diamonds and other precious stones and metals in Sierra Leone.

Diamond and gold prices are volatile and there can be no assurance that a profitable market for diamonds, gold and gems will exist.

The diamonds and metals mining industry is intensely competitive, and there is no assurance that, even if the Company discovers commercial quantities of diamonds, gold and other mineral resources, a profitable market will exist for the sale of those resources.  There can be no assurance that diamond and gold prices will remain at such levels or be such that the Company can mine at a profit.  Factors beyond the Company’s control may affect the marketability of any minerals discovered.  Diamond and gold prices are subject to volatile changes resulting from a variety of factors including international, economic and political trends, expectations of inflation, global and regional supply and demand and consumption patterns, metal stock levels maintained by producers and others, the availability and cost of metal substitutes, currency exchange fluctuations, inflation rates, interest rates, speculative activities and increased production due to improved mining and production methods.

Uncertainty involved in mining.

Mining involves various types of risks and hazards, including environmental hazards, unusual or unexpected geological operating conditions such as rock bursts, structural cave-ins or slides, flooding, earthquakes and fires, labor disruptions, industrial accidents, metallurgical and other processing problems, metal losses, and periodic interruptions due to inclement or hazardous weather conditions.  These risks could result in damage to, or destruction of, mineral properties, production facilities or other properties, personal injury, environmental damage, delays in mining, increased production costs, monetary losses, and possible legal liability.

The Company may not be able to obtain insurance to cover these risks at economically feasible premiums.  Insurance against certain environmental risks, including potential liability for pollution or other hazards as a result of the disposal of waste products occurring from production, is not generally available to the Company or to other companies within the mining industry.  The Company may suffer a material adverse effect on its business if it incurs losses related to any significant events that are not covered by its insurance policies.

Calculation of mineral resources and metal recovery is only an estimate, and there can be no assurance about the quantity and grade of minerals until resources are actually mined.

The calculation of reserves, resources and corresponding grades being mined or dedicated to future production are imprecise and depend on geological interpretation and statistical inferences or assumptions drawn from drilling and sampling analysis, which might prove to be unpredictable.  Mineral resources that are not mineral reserves do not have demonstrated economic viability.  Until reserves or resources are actually mined and processed, the quantity of reserves or resources and grades must be considered as estimates only.  Any material change in the quantity of reserves, resources, grade or stripping ratio may affect the economic viability of the Company’s properties.  In addition, there can be no assurance that metal recoveries in small-scale field or laboratory tests will be duplicated in larger scale tests under on-site conditions or during actual mining production.

The Company’s operations involve exploration and development and there is no guarantee that any such activity will result in commercial production of mineral deposits.

There has been no drilling to test the depth potential of commercial ore on these properties, and proposed programs on such properties are exploratory in nature only.  Development of these mineral properties is contingent upon obtaining satisfactory exploration results.  Mineral exploration and development involve substantial expenses and a high degree of risk, which even a combination of experience, knowledge and careful evaluation may not be able to adequately mitigate.  There is no assurance that additional commercial quantities of ore will be discovered on the Company’s exploration properties.  There is also no assurance that, even if commercial quantities of ore are discovered, a mineral property will be brought into commercial production, or if brought into production, that it will be profitable.  The discovery of mineral deposits is dependent upon a number of factors including the technical skill of the exploration personnel involved.  The commercial viability of a mineral deposit is also dependent upon, among a number of other factors, its size, grade and proximity to infrastructure, current metal prices, and government regulations, including regulations relating to royalties, allowable production, importing and exporting of minerals, and environmental protection.  Most of the above factors are beyond the Company’s control.

Competition for new mining properties may prevent the Company from acquiring interests in additional properties or mining operations.

Significant and increasing competition exists for mineral acquisition opportunities throughout the world.  Some of the competitors are large, more established mining companies with substantial capabilities and greater financial resources, operational experience and technical capabilities than the Company.  As a result of the competition, the Company may be unable to acquire rights to exploit additional attractive mining properties on terms it considers acceptable.  Increased competition could adversely affect the Company’s ability to attract necessary capital funding or acquire any interest in additional operations that would yield reserves or result in commercial mining operations.

Recent high diamond and metal prices have encouraged increased mining exploration, development and construction activity, which has increased demand for, and cost of, exploration, development and construction services and equipment.

Recent increases in diamond and gold prices have led to increases in mining exploration, development and construction activities, which have resulted in higher demand for, and costs of, exploration, development and construction services and equipment.  Increased demand for services and equipment could cause project costs to increase materially, resulting in delays if services or equipment cannot be obtained in a timely manner due to inadequate availability, and increase potential scheduling difficulties and cost increases due to the need to coordinate the availability of services or equipment, any of which could materially increase project exploration, development and construction costs and/or result in project delays.

Actual capital costs, operating costs, production and economic returns may differ significantly from those the Company has anticipated and there can be no assurance that any future development activities will result in profitable mining operations.

Capital and operating costs, production and economic returns, and other company estimates for the Company's projects may differ significantly from those anticipated by the Company’s current studies and estimates, and there can be no assurance that the Company’s actual capital and operating costs will not be higher than currently anticipated.  In addition, delays to construction schedules may negatively impact the net present value and internal rates of return of the Company’s mineral properties as set forth in the applicable feasibility studies.

There can be no assurance that the interests held by the Company in its properties is free from defects.

The Company has investigated the rights to explore and exploit its properties, and, to the best of its knowledge, those rights are in good standing.  No guarantee can be given that such rights will not be revoked or significantly altered to the detriment of the Company.  There can also be no guarantee that the Company’s rights will not be challenged or impugned by third parties.  The properties may be subject to prior recorded and unrecorded agreements, transfers or claims, and title may be affected by, among other things, undetected defects.  A successful challenge to the precise area and location of these claims could result in the Company being unable to operate on these properties as permitted or being unable to enforce any rights with respect to its properties.

The Company is exposed to risks of changing political stability and government regulation in the country in which it intends to operate.

The Company’s mining rights in Sierra Leone or elsewhere in West Africa that may be affected in varying degrees by political instability, government regulations relating to the mining industry and foreign investment therein, and the policies of other nations in respect of companies operating in Sierra Leone or other countries in West Africa.  Any changes in regulations or shifts in political conditions are beyond the control of the Company and may adversely affect its business.  The Company’s operations may be affected in varying degrees by government regulations, including those with respect to restrictions on production, price controls, export controls, income taxes, expropriation of property, employment, land use, water use, environmental legislation and mine safety.  The regulatory environment is in a state of continuing change, and new laws, regulations and requirements may be retroactive in their effect and implementation.  The Company’s operations may also be affected in varying degrees by political and economic instability, economic or other sanctions imposed by other nations, terrorism, military repression, crime, extreme fluctuations in currency exchange rates and high inflation.

The Company is subject to substantial environmental and other regulatory requirements and such regulations are becoming more stringent.  Non-compliance with such regulations, either through current or future operations or a pre-existing condition could materially adversely affect the Company.

All phases of the Company’s operations are subject to environmental regulations in the jurisdiction in which it operates.  Environmental legislation is evolving in a manner that will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors, and employees.  There can be no assurance that future changes in environmental regulation, if any, will not be materially adverse to the Company’s operations.

The Company’s properties may contain environmental hazards, which are presently unknown to the Company and which have been caused by previous or existing owners or operators of the properties.  If these properties do contain such hazards, this could lead to the Company being unable to use the properties or may cause the Company to incur costs to clean up such hazards.  In addition, the Company could find itself subject to litigation should such hazards result in injury to any persons.

Government approvals and permits are sometimes required in connection with mining operations.  Although the Company believes it will obtain all of the material approvals and permits to carry on its operations, the Company may require additional approvals or permits or may be required to renew existing approvals or permits from time to time.  Obtaining or renewing approvals or permits can be a complex and time-consuming process.  There can be no assurance that the Company will be able to obtain or renew the necessary approvals and permits on acceptable terms, in a timely manner, or at all.  To the extent such approvals are required and not obtained; the Company may be delayed or prohibited from proceeding with planned exploration, development or mining of mineral properties.

Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities, that may require operations to cease or be curtailed, or corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions.  Parties engaged in mining operations may be required to compensate those suffering loss or damage by reason of the mining activities and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations.

Amendments to current laws, regulations and permits governing operations and activities of mining companies, or more stringent implementation of such requirements could have a material adverse impact on the Company and cause increases in capital expenditures or production costs or reductions in levels of production at producing properties or require abandonment or delays in development of new mining properties.

Because the Company’s success is dependent upon a limited number of people, our business may fail if those individuals leave the Company.

The ability to identify, negotiate and consummate transactions that will benefit the Company is dependent upon the efforts of the Company’s management team.  While the Company has no assurance that its current management will produce successful operations, the loss of such personnel could have an adverse effect on meeting its production and financial performance objectives.  The Company’s planned drilling activities may require significant investment in additional personnel and capital equipment.

Our present limited operations have not yet proven profitable.

To date we have not shown a profit in our operations.  We cannot assure that we will achieve or attain profitability in 2011 or at any other time.  If we cannot achieve operating profitability, we may not be able to meet our working capital requirements, which will have a material adverse effect on our business operating results and financial condition.

We are a start-up company with limited operating history.

We have conducted only very limited exploration and mining activities. Accordingly, we have a limited operating history and our business strategy may not be successful. Our failure to implement a successful business strategy will materially adversely affect our business, financial condition and results of operations.

We need substantial additional capital to grow and fund our present and planned business and business strategy.

Our current and planned operations contemplate funding with milestones of at least $2,000,000 in 2011 and $5,000,000 in 2012.  The failure to meet these funding milestones will likely have a significant adverse effect on our growth and anticipated revenues and we may have to curtail our business strategy.

Our auditor’s “Going Concern” qualification in our financial statements might create additional doubt about our ability to stay in business, which could result in a total loss on investment by our stockholders.

Our financial statements have been prepared assuming that we will continue as a “going concern.”  As discussed in the Notes to the financial statements, we have limited revenues, have incurred a loss from operations and have negative operating cash flows during the period from inception through December 31, 2010.  These issues raise substantial doubt about our ability to continue as a “going concern.”  Management’s plans in regard to these matters are also described in the Notes to the financial statements.  Our financial statements do not include any adjustment that might result from the outcome of this uncertainty.

Planned acquisitions come with various risks, along with dilution to our stockholders, both of which can be adverse.

Acquisitions, mergers and joint ventures entered into by us may have an adverse effect on our business.  We expect to engage in acquisitions, mergers or joint ventures as part of our long-term business strategy.  These transactions involve significant challenges and risks, including that the transaction does not advance our business strategy, that we don't realize a satisfactory return on our investment, or that we experience difficulty in the integration of new assets, employees, business systems, and technology, or diversion of management's attention from our other businesses.  These events could harm our operating results or financial condition.

RISKS RELATED TO OUR COMMON STOCK

Because our common stock could remain under $5.00 per share, it could continue to be deemed a low-priced “Penny” stock, an investment in our common stock should be considered high risk and subject to marketability restrictions.

Since our common stock is likely to commence trading  under $5.00 per share, it is considered a penny stock, as defined in Rule 3a51-1 under the Securities Exchange Act, it will be more difficult for investors to liquidate their investment even if and when a market develops for the common stock. If the trading price of the common stock stays below $5.00 per share, trading in the common stock is subject to the penny stock rules of the Securities Exchange Act specified in rules 15g-1 through 15g-10. Those rules require broker-dealers, before effecting transactions in any penny stock, to:

•	Deliver to the customer, and obtain a written receipt for, a disclosure document;
•	Disclose certain price information about the stock;
•	Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;
•	Send monthly statements to customers with market and price information about the penny stock; and
•	In some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with information specified in the rules.

Consequently, the penny stock rules may restrict the ability or willingness of broker-dealers to accept the common stock for deposit into an account or, if accepted for deposit, to sell the common stock and these restrictions may affect the ability of holders to sell their common stock in the secondary market and the price at which such holders can sell any such securities. These additional procedures could also limit our ability to raise additional capital in the future.

If we fail to remain current on our reporting requirements with the SEC, assuming we are approved for a symbol and quotation on the OTC:BB, we could be removed from the OTC Bulletin Board, which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Companies trading on the OTC Bulletin Board, which we intend to accomplish, generally must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board.  More specifically, FINRA has enacted Rule 6530, which determines eligibility of issuers quoted on the OTC Bulletin Board by requiring an issuer to be current in its filings with the Commission.  Pursuant to Rule 6530(e), if we file our reports late with the Commission three times in a two-year period or our securities are removed from the OTC Bulletin Board for failure to timely file twice in a two-year period, then we will be ineligible for quotation on the OTC Bulletin Board.  As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.  As of the date of this filing, we have no late filings reported by FINRA.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.

We have a limited number of personnel that are required to perform various roles and duties. These individuals developed our internal control procedures and are responsible for monitoring and ensuring compliance with those procedures. As a result, our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

Concentrated Ownership.  An excess of a majority of our outstanding voting securities are held by less than 10 persons and they can elect all directors who in turn elect all officers, without the votes of any other stockholders.

Messrs. Rosen and Butchko and Ms. Thomas, together with Summit Capital USA, Inc. and Otoro Holdings, LLC, collectively, own in excess of 80% of our outstanding voting securities and, accordingly, have effective control of us and may have effective control of us for the near and long term future.  Votes of other stockholders can have little effect when we are managed by our Board of Directors and operated through our officers, all of whom can be elected by these persons.

We do not expect to pay dividends in the near future.

We do not expect to declare or pay any dividends on our common stock in the foreseeable future. The declaration and payment in the future of any cash or stock dividends on the common stock will be at the discretion of our Board of Directors and will depend upon a variety of factors, including our ability to service our outstanding indebtedness, if any, and to pay dividends on securities ranking senior to the common stock, our future earnings, if any, capital requirements, financial condition and such other factors as our Board of Directors may consider to be relevant from time to time.  Our earnings, if any, are expected to be retained for use in expanding our business.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATION

This Management’s Discussion and Analysis is intended to provide additional understanding about the Company and its planned operations as a diamond, gold, mineral and natural resources mining and exporting company.

OVERVIEW AND OUTLOOK

Background

On March 24, 2011, Oraco Resources, Inc., formerly Sterilite Solutions, Corp., entered into an agreement for the acquisition of 100% ownership of Oraco Resources, Inc, a Canadian corporation (“ORI”) and Jyork Industries, Inc., Ltd., a Sierra Leone company (“Jyork”).  As a result of the acquisitions, which occurred on May 16, 2011, our entire operations are currently based upon the operations of the assets acquired.

We have prepared the Estimated Pro Forma Consolidated Balance Sheet and Statement of Operations presentation, which is timed as a result of the agreement entered into with ORI and Jyork, effective as of May 16, 2011.

Pro forma Unaudited Balance Sheet & Statement of Operations

The following pro forma unaudited consolidated financial information gives effect to the closing of the Share Exchange Agreements entered into between Oraco Resources, Inc. and ORI effective as of May 16, 2011 and Oraco Resources, Inc. and Jyork effective May 16, 2011.  The pro forma balance sheet assumes the transactions occurred as of December 31, 2010.  The pro forma unaudited and un-reviewed consolidated financial information is presented for illustrative purposes only.  It is not necessarily indicative of the operating results or financial position that would have occurred if the acquisition had been consummated at the period indicated, nor is such information indicative of the future operating results or financial position of Oraco.  Additionally, for a complete review of the information contained in the pro forma unaudited consolidated financial information, you should refer to the audited financial information of ORI for the year ended December 31, 2010 and the audited financial information of Jyork for years ended December 31, 2010 and 2009.  The acquisition was accounted for as a recapitalization effected by an exchange of shares for the assets, wherein ORI and Jyork are considered the acquirers for accounting and financial reporting purposes.

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Oraco Resources, Inc.
Pro-Forma Consolidated Balance Sheet
December 31, 2010
(unaudited)

	Oraco	Oraco	Jyork
	Resources, Inc.	Resources, Inc.	Industries, Inc. Ltd.	Pro-Forma	Pro-Forma
	(NV Corp)	(Canada Corp)	(Sierra Leone Corp)	Adjustments	Consolidated
ASSETS

Current assets:
Cash	$93	$-	$-	$(93)	$-
Prepaid expenses	-	1,500	-	-	1,500
Total current assets	93	1,500	-	(93)	1,500

Other assets:
Furniture and equipment, net	1,736	-	-	(1,736)	-
Trademark	975	-	-	(975)	-
Website, net	208	-	-	(208)	-
Total other assets	2,919	-	-	(2,919)	-

Total assets	$3,012	$1,500	$-	$(3,012)	$1,500

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$20,626	$-	$-	$(20,626)	$-
Accrued interest payable - related party	88	-	-	(88)	-
Short-term loan - related party	-	635	-	-	635
Total current liabilities	20,714	635	-	(20,714)	635

Long term liabilities:
Notes payable - related party	4,000	-	-	(4,000)	-
Total current liabilities	4,000	-	-	(4,000)	-

Total liabilities	24,714	635	-	(24,714)	635

Stockholders' equity:
Common stock	10,544	3,000	-	5,002	18,546
Additional paid in capital	8,756	-	-	(8,756)	-
Retained earnings	(41,002)	(2,135)	-	25,456	(17,681)
Total Stockholders' Equity	(21,702)	865	-	21,702	865

Total Liabilities and Stockholders' Equity	$3,012	$1,500	$-	$(3,012)	$1,500

Oraco Resources, Inc.
Pro-Forma Consolidated Statement
For the Year Ended December 31, 2010
(unaudited)

	Oraco	Oraco	Jyork
	Resources, Inc.	Resources, Inc.	Industries, Inc. Ltd.	Pro-Forma	Pro-Forma
	(NV Corp)	(Canada Corp)	(Sierra Leone Corp)	Adjustments	Consolidated

Revenue	$-	$-	$-	$-	-

Depreciation and amortization	424	-	-	(424)	-
General and administrative	1,933	-	-	(1,933)	-
Professional fees	38,557	2,135	-	(38,557)	2,135
Total operating expenses	40,914	2,135	-	(40,914)	2,135

Net (loss) from operations	(40,914)	(2,135)	-	40,914	(2,135)

Other income and (expense)
Interest expense - related party	(88)	-	-	88	-
Other income (expense)	-	-	-	-	-
Total other income (expense)	(88)	-	-	88	-

Net (loss) before income taxes	(41,002)	(2,135)	-	41,002	(2,135)

Income tax expense	-	-	-	-	-

Net (loss)	$(41,002)	$(2,135)	$-	$41,002	$(2,135)

ORACO RESOURCES, INC. (NEVADA CORPORATION) AND ORACO RESOUCES, INC. (CANADA CORPORATION) AND JYORK INDUSTRIES, INC. LTD.
NOTES TO PRO-FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010

1.  BASIS OF PRESENTATION FOR PRO-FORMA FINANCIAL STATEMENTS

On May 16, 2011, Oraco Resources, Inc., a Nevada Corporation, (“OracoNV”) acquired 100% of Oraco Resources, Inc., a Canada Corporation, (“OracoCA”) in exchange for a total of 15,001,500 restricted shares of OracoNV’s common stock.  Additionally, a former officer and director of OracoNV agreed to cancel a total of 10,000,000 shares of common stock.

On May 16, 2011, Oraco Resources, Inc., a Nevada Corporation, (“OracoNV”) acquired 100% of JYork Industries, Inc. Ltd., a Sierra Leone Corporation, (“JYork”) in exchange for a total of 3,000,000 restricted shares of OracoNV’s common stock.

Upon the closing of the share exchange with OracoNV and OracoCA and JYork, there will be a change in control and a change in the business of OracoNV.  The acquisition will be treated as a reverse merger and will be recorded as a recapitalization.

The unaudited pro-forma condensed consolidated financial statements have been developed from the audited records of OracoNV as of December 31, 2010 and the year then ended and the audited records of OracaCA as of December 31, 2010 and the period from Inception (August 4, 2010) through December 31, 2010 and the audited records of JYork as of December 31, 2010 and the year then ended.

The unaudited pro-forma condensed consolidated balance sheet as of December 31, 2010 is based upon the historical financial statements of OracoNV, OracoCA and JYork.  The unaudited pro-forma condensed consolidated balance sheet is presented as if the reverse merger acquisition had occurred on December 31, 2010.

The unaudited pro-forma condensed consolidated statement of operations for the year ended December 31, 2010 is based upon the historical financial statements of OracoNV, OracoCA and JYork, after giving effect to the reverse merger acquisition.  The unaudited pro-forma condensed consolidated statement of operations is presented as if the acquisition had occurred at the beginning of the period.

2.  PRO-FORMA ADJUSTMENTS

The pro-forma adjustments included in the unaudited condensed consolidated financial statements are as follows:

(1)	Net effect of the elimination of all of the assets, liabilities and operations of OracoNV.
(2)	Recapitalization due to reverse merger of OracoNV, OracoCA and JYork.

3.  STOCKHOLDERS’ EQUITY

OracoNV is authorized to issue 10,000,000 shares of its $0.001 par value preferred stock 100,000,000 shares of its $0.001 par value common stock.

On February 23, 2011, the Company effected a 8-for-1 forward stock split of its $0.001 par value common stock.

Upon closing of the reverse merger acquisition, the Company had 18,545,500 shares of common stock issued and outstanding.  The pro-forma condensed consolidated balance sheet as of December 31, 2010 is presented as if the reverse merger acquisition had occurred on December 31, 2010.

4.  SUBSEQUENT EVENTS

On February 18, 2011, OracoNV issued 4,800,000 shares of its $0.001 par value common stock at a price of $0.013 per share for cash of $60,000.

Our Operations

We are a mining and exporting company engaged in the discovery, acquisition, development, production, and market of gold, diamonds, and other natural resources.  Our products consist of: metal concentrates, which we sell to custom smelters; unrefined bullion bars (doré), which may be sold as doré or further refined before sale to precious metals traders; unfinished diamonds; and some gem quality diamonds that we have cut and polished before marketing.

Operation Plan

Our current business plan is to expand and continue current gold and diamond buy/sell transactions that provide current revenues for the Company.  Additionally, we plan to engage SRK Worldwide to provide geological and geophysical analysis of our assets in Sierra Leone so as to prepare a feasibility and technical report with respect to the proposed mining operations on certain of our concessions.

While the geophysical reports are being undertaken on our assets, we will expand our gold and diamond buy/sell program to deliver sufficient cash-flow to fund the costs associated with exploration and related geophysical examinations of our mining concessions.  Once the feasibility reports in compliance with Canada National Instrument 43-101 are completed, we anticipate capital expenditures on equipment, labor, housing, fuel, travel and other essential items to prepare the concessions for recovery and resource extraction operations.

Liquidity and Capital Resources

As of December 31, 2010, we did not have any cash or cash equivalents.  To date, we have financed our operations through the issuance of stock and borrowings.

Our current and planned operations contemplate funding with milestones of at least $2,000,000 in 2011 and $5,000,000 in 2012.  The failure to meet these funding milestones will likely have a significant adverse effect on our growth and anticipated revenues and we may have to curtail our business strategy.

Without cash flow from operations we will require additional cash resources, including the sale of equity or debt securities, to meet our planned capital expenditures and working capital requirements for the next 12 months.  We will require additional cash resources due to changed business conditions, implementation of our strategy to successfully expand and continue current gold and diamond buy/sell transactions, or acquisitions we may decide to pursue.  If our own financial resources and then current cash-flows from operations are insufficient to satisfy our capital requirements, we may seek to sell additional equity or debt securities or obtain additional credit facilities.  The sale of additional equity securities will result in dilution to our stockholders.  The incurrence of indebtedness will result in increased debt service obligations and could require us to agree to operating and financial covenants that could restrict our operations or modify our plans to grow the business.  Financing may not be available in amounts or on terms acceptable to us, if at all.  Any failure by us to raise additional funds on terms favorable to us, or at all, will limit our ability to expand our business operations and could harm our overall business prospects.

Off-Balance Sheet Arrangements

As of the date of this Current Report, we did not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information, to the best of our knowledge, about the beneficial ownership of our common stock on May 17, 2011 by those persons known to beneficially own more than 5% of our capital stock and by our Directors and executive officers.  The percentage of beneficial ownership for the following table is based on 23,345,500 shares of common stock outstanding.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose.  Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power.  It also includes shares of common stock that the stockholder has a right to acquire within 60 days after May 17, 2011 pursuant to options, warrants, conversion privileges or other rights.  The percentage of ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options or warrants into shares of our common stock.

Security Ownership of Management
Title of Class	Name and address of Beneficial Owner(1)	Amount of Beneficial Ownership	Percent of Class
Common	Bradley Rosen	2,000,000	8.5%
Common	Chris Butchko	2,000,000	8.5%
Common	Anne Thomas	1,500,000	6.4%
Common	Donna Moore	0	--
	All Beneficial Owners as a Group	5,500,000	23.5%
(1)
As used in this table, “beneficial ownership” means the sole or united power to vote, or to direct the voting of, a security, or the sole or united investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security).  Each Parties’ address is in care of the Company at 605 West Knox Road, Suite 102, Tempe, AZ 85284.

Security Ownership of Certain Beneficial Owners
Title of Class	Name and address of Beneficial Owner(1)	Amount of Beneficial Ownership	Percent of Class
Common	Otoro Holdings, LLC 676 A. 9th Avenue, Suite 186 New York, NY 10036	11,500,000	49.2%
	All Beneficial Owners as a Group	11,500,000	49.2%
(1)
As used in this table, “beneficial ownership” means the sole or united power to vote, or to direct the voting of, a security, or the sole or united investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security).

Changes in Control

There are no arrangements, known to the Company, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The following sets forth information about our directors and executive officers as of the date of this report:

Name	Age	Position	Term Commencing
Bradley Rosen	51	Chief Executive Officer, President & Director	May 16, 2011
Chris Butchko	42	Executive Vice President, Chief Operating Officer & Director	May 16, 2011
Anne Thomas	66	Secretary, Comptroller and Director	May 16, 2011
Donna Moore	65	Treasurer and Chief Financial Officer	May 16, 2011

Bradley Rosen, Chief Executive Officer, President and a Director: Mr. Rosen has been a practicing attorney for 20 years.  He received a B.A. from Case Western Reserve University, Cleveland, Ohio, in June of 1985 and his J.D. from Benjamin N. Cardozo School of Law in New York in 1988.  Mr. Rosen specializes in intellectual properties, general litigation and general corporate matters.  He has published several articles for West Publications concerning litigation of intellectual properties.  Mr. Rosen also represented clients in several international financing transactions, international contract negotiations and enforcements.  He also has represented clients in such areas as corporate management, mergers and public offerings.

Chris Butchko, Executive Vice President, Chief Operating Officer and a Director: Mr. Butchko has been in the marketing industry for over 20 years.  He was the National Marketing Director and the Regional Vice President for two major resort marketing companies that grossed over 100 million dollars per year.  He was also the President of a public company that was involved with finance, energy, distribution and entertainment.  Mr. Butchko specializes in creating acquisitions with select synergistic companies to rapidly expand and integrate their business.  Mr. Butchko has been involved with Africa for more than seven years and has been engaged in feeding programs and other humanitarian efforts there. Chris is married with three beautiful children and resides in Southern California.

Anne L. Thomas, Secretary, Comptroller and a Director: Ms. Thomas studied Business Administration at the New School in New York City, which garnered her a position at one of the largest record and publishing companies in the United States for the past 25 plus years.  Ms. Thomas directed and oversaw day to day operations and interacted with major companies such as Capitol EMI, Sony Entertainment, RCA and Universal/Fontana.  This included staffing the offices in both New York and Los Angeles in which the employees reported to her directly and maintaining the financial records for these projects.  For the past 20 years Ms. Anne has worked with numerous international countries such as Botswana, Liberia, Guinea, Sierra Leone and Equatorial Guinea.

Donna Moore, Chief Financial Officer and Treasurer:  Between 2008 and 2010, Ms. Moore served as a part time Controller for Skye International, Inc. in Scottsdale, AZ.  Prior to Skye International, Ms. Moore was the Controller for Monarch Brass & Copper Corp., in Waterbury, CT from 1984 through 2007.  Ms. Moore is a business financial professional with over 25 years of hands-on business experience.  Ms. Moore has held positions as controller and secretary treasurer of both public and private corporations.  Her experience includes general accounting, financial reporting, systems implantation/management, treasury functions, and cost accounting. Ms. Moore specializes in executing uniform financial controls so as to improve productivity, reduce costs, and maximize profitability. Ms. Moore holds a Bachelor of Science degree in Business Management and an MBA in finance and accounting from Brigham Young University.

Family Relationships

There are no family relationships among any of our officers or directors.

Code of Ethics

A code of ethics relates to written standards that are reasonably designed to deter wrongdoing and to promote:

(1)	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
(2)	Full, fair, accurate, timely and understandable disclosure in reports and documents that are filed with, or submitted to, the Commission and in other public communications made by an issuer;
(3)	Compliance with applicable governmental laws, rules and regulations;
(4)	The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and
(5)	Accountability for adherence to the code.

We have not adopted a corporate code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

Corporate Governance

We currently do not have standing audit, nominating and compensation committees of the board of directors, or committees performing similar functions. Until formal committees are established, our entire board of directors, perform the same functions as an audit, nominating and compensation committee.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past five years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

•
had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•
been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•
been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•
been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•
been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE COMPENSATION

Overview of Compensation Program

We currently have not appointed members to serve on the Compensation Committee of the Board of Directors. Until a formal committee is established, our entire Board of Directors has responsibility for establishing, implementing and continually monitoring adherence with the Company’s compensation philosophy.  The Board of Directors ensures that the total compensation paid to the executives is fair, reasonable and competitive.

Compensation Philosophy and Objectives

The Board of Directors believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals by the Company, and which aligns executives’ interests with those of the stockholders by rewarding performance above established goals, with the ultimate objective of improving stockholder value.  As a result of the size of the Company and only having two executive officers, the Board evaluates both performance and compensation on an informal basis.  Upon hiring additional executives, the Board intends to establish a Compensation Committee to evaluate both performance and compensation to ensure that the Company maintains its ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly-situated executives of our peer companies.  To that end, the Board believes executive compensation packages provided by the Company to its executives, including the named executive officers, should include both cash and stock-based compensation that reward performance as measured against established goals.

Role of Executive Officers in Compensation Decisions

The Board of Directors makes all compensation decisions for, and approves recommendations regarding equity awards to, the executive officers and Directors of the Company.  Decisions regarding the non-equity compensation of other employees of the Company are made by management.

Summary Compensation

During the year ended December 31, 2010, neither of our former officers received any compensation for their roles associated as the Company’s officers.

Director Compensation

As a result of having limited resources we did not have an established compensation package for our prior sole director during the year ended December 31, 2010.

No actions took place in 2010 relative to Executive Compensation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Promoters and Certain Control Persons

We did not have any promoters at any time since our inception in April 6, 2010.

Director Independence

We currently do not have any independent directors, as the term “independent” is defined in Section 803A of the NYSE Amex LLC Company Guide. Since the Over the Counter Bulletin Board (“OTCBB”) does not have rules regarding director independence, the Board makes its determination as to director independence based on the definition of “independence” as defined under the rules of the New York Stock Exchange (“NYSE”) and American Stock Exchange (“Amex”).

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are not presently a party to any material litigation, nor to the knowledge of management is any litigation threatened against us, which may materially affect us.

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

We intend to file for inclusion of our common stock on the Over-the-Counter Bulletin Board; however, there can be no assurance that FINRA will approve the inclusion of the common stock.  Prior to the date of this report, our common stock was not traded.

Inclusion on the OTC Bulletin Board permits price quotations for our shares to be published by that service.  At this time we have not submitted an application to a market maker for the OTC Bulletin Board.  Therefore, we do not anticipate our shares to immediately be traded in the public market.  Also, secondary trading of our shares may be subject to certain state imposed restrictions.  Besides the possible future application we may submit to a market maker for the OTC Bulletin Board, there are no plans, proposals, arrangements or understandings with any person concerning the development of a trading market in any of our securities.  There can be no assurance that our shares will be accepted for trading on the OTC Bulletin Board or any other recognized trading market.  Also, there can be no assurance that a public trading market will develop in the future or, if such a market does develop, that it can be sustained.

Without an active public trading market, a stockholder may not be able to liquidate their shares. If a market does develop, the price for our securities may be highly volatile and may bear no relationship to our actual financial condition or results of operations.  Factors we discuss in this report, including the many risks associated with an investment in our securities, may have a significant impact on the market price of our common stock.

The ability of individual stockholders to trade their shares in a particular state may be subject to various rules and regulations of that state.  A number of states require that an issuer's securities be registered in their state or appropriately exempted from registration before the securities are permitted to trade in that state.  Presently, we have no plans to register our securities in any particular state.

Holders of Common Stock

As of May 19, 2011, there were approximately 86 stockholders of record of our common stock.  This number does not include shares held by brokerage clearing houses, depositories or others in unregistered form.

Dividends

Any decisions regarding dividends will be made by our board of directors.  We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.  Our board of directors has complete discretion on whether to pay dividends.  Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

RECENT SALES OF UNREGISTERED SECURITIES

Pursuant to the Share Exchange Agreements, we issued a total of 18,001,500 shares of our restricted common stock to the shareholders of ORI and Jyork in exchange for 100% of the ownership of ORI and Jyork.

We believe that the issuance and sale of the above 18,001,500 shares was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2) and Regulation D Rule 506.  The shares were issued directly by us and did not involve a public offering or general solicitation.  The recipients of the shares were afforded an opportunity for effective access to files and records of the Company that contained the relevant information needed to make their investment decision, including the financial statements and 34 Act reports.  We reasonably believed that the recipients, immediately prior to the sale of the shares, were accredited investors and had such knowledge and experience in our financial and business matters that they were capable of evaluating the merits and risks of their investment.  The recipients had the opportunity to speak with our management on several occasions prior to their investment decision.  There were no commissions paid on the issuance and sale of the shares.

DESCRIPTION OF SECURITIES

Common Stock

Our articles of incorporation authorize the issuance of 100,000,000 Shares of common stock, $0.001 par value per share, of which 23,345,500 shares were outstanding as of the date of this Current Report.  Common stock holders are entitled to one vote for each share on all matters to be voted on by the stockholders.  Holders of common stock have no cumulative voting rights. Common stock holders are entitled to share ratably in dividends, if any, as may be declared, from time to time by the board of directors in its discretion, from funds legally available to be distributed.  In the event of a liquidation, dissolution or winding up of the Company, the common stockholders are entitled to share pro rata all assets remaining after payment in full of all liabilities.  Holders of common stock have no preemptive rights to purchase our common stock.  There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.  All of the outstanding shares of common stock are validly issued, fully paid and non-assessable.

Preferred Stock

Our articles of incorporation authorizes the issuance of 10,000,000 shares of preferred stock, $0.001 par value per share, of which no shares of Preferred stock are outstanding as of the date of this Current Report.  The preferred stock may be issued from time to time by the board of directors as shares of one or more classes or series.  Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to:

•      adopt resolutions;
•      to issue the Shares;
•      to fix the number of shares;
•      to change the number of shares constituting any series; and
•      to provide for or change the following:
-	the voting powers;
-	designations;
-	preferences; and
-	relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following:
*      dividend rights (including whether dividends are cumulative);
*      dividend rates;
*      terms of redemption (including sinking fund provisions);
*      redemption prices;
*      conversion rights; and
*	liquidation preferences of the shares constituting any class or series of the preferred stock.

In each of the listed cases, we will not need any further action or vote by the stockholders.

One of the effects of undesignated preferred stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management.  The issuance of shares of preferred stock pursuant to the Board of Director’s authority described above may adversely affect the rights of holders of common stock.  For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock.  Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

Transfer Agent

The Company’s transfer agent for its common stock is West Coast Stock Transfer, Inc., located at 2010 Hancock St., Suite A, San Diego, California 92110.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation and Bylaws both provide for the indemnification of our officers and directors to the fullest extent permitted by Nevada law.

Limitation of Liability of Directors

Pursuant to the Nevada General Corporation Law, our Articles of Incorporation exclude personal liability for our Directors for monetary damages based upon any violation of their fiduciary duties as Directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or any transaction from which a Director receives an improper personal benefit. This exclusion of liability does not limit any right which a Director may have to be indemnified and does not affect any Director’s liability under federal or applicable state securities laws. We have agreed to indemnify our directors against expenses, judgments, and amounts paid in settlement in connection with any claim against a Director if he acted in good faith and in a manner he believed to be in our best interests.

Available Information

Our periodic reports filed with the SEC, which include Form 10-K, Form 10-Q, Form 8-K and amendments thereto, may be accessed by the public free of charge from the SEC. Electronic copies of these reports can be accessed at the SEC’s website (http://www.sec.gov). Copies of these reports may also be obtained, free of charge, upon written request to: Oraco Resources, Inc. 605 West Knox Road, #102, Tempe, Arizona 85284, Attn: Corporate Secretary. The public may read or obtain copies of these reports from the SEC at the SEC’s Public Reference Room at 100 F. Street N.W., Washington, D.C. 20549 (1-800-SEC-0330).

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE

We have had no disagreements with our independent auditors on accounting or financial disclosures.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Share Exchange Agreements, we issued a total of 18,001,500 shares of our restricted common stock to the shareholders of ORI and Jyork in exchange for 100% of the ownership of ORI and Jyork.

We believe that the issuance and sale of the above 18,001,500 shares was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2) and Regulation D Rule 506.  The shares were issued directly by us and did not involve a public offering or general solicitation.  The recipients of the shares were afforded an opportunity for effective access to files and records of the Company that contained the relevant information needed to make their investment decision, including the financial statements and 34 Act reports.  We reasonably believed that the recipients, immediately prior to the sale of the shares, were accredited investors and had such knowledge and experience in our financial and business matters that they were capable of evaluating the merits and risks of their investment.  The recipients had the opportunity to speak with our management on several occasions prior to their investment decision.  There were no commissions paid on the issuance and sale of the shares.

Section 5 – Corporate Governance and Management

Item 5.01 Change in Control of Registrant

In connection with the closing of the Share Exchange Agreements (disclosed in Section 2.01 above), the Stockholders of ORI and Jyork, acquired control of the Registrant.  The Stockholders of ORI and Jyork acquired beneficial control of approximately 18,001,500 shares of common stock as a result of being stockholders of ORI and Jyork of which the Registrant acquired 100% of the ownership pursuant to the Share Exchange Agreements.

Additionally, in connection with the closing of the Share Exchange Agreements, the Registrant accepted the resignation of its prior officers and sole director and appointed Bradley Rosen as Chief Executive Officer, President and a Director, Chris Butchko as Executive Vice President, Chief Operating Officer and a Director, Anne Thomas as Secretary, Comptroller and a Director, and Donna Moore as Treasurer and Chief Financial Officer of the Registrant on May 16, 2011.  See Item 5.02 below for further description of the resignations and appointments of officers and directors in connection with the closing of the Share Exchange Agreements.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Resignation of Director and Officer

On May 16, 2011, Steven Subick gave the Registrant notice of his resignation from his position as the sole member of the Board of Directors, President, Chief Executive Officer, and Treasurer of the Registrant, which resignation was accepted by the Registrant on May 16, 2011. Additionally, on May 16, 2011, Jodi Redmond gave the Registrant notice of her resignation from her position as Secretary of the Registrant, which resignation was accepted by the Registrant on May 16, 2011.

(c) Appointment of Officers

Prior to the resignation of Steven Subick, the Board of Directors appointed Bradley Rosen as Chief Executive Officer and President, Chris Butchko as Executive Vice President and Chief Operating Officer, Anne Thomas as Secretary and Comptroller, and Donna Moore as Treasurer and Chief Financial Officer of the Registrant.

Bradley Rosen, Chief Executive Officer, President and a Director: Mr. Rosen has been a practicing attorney for 20 years.  He received a B.A. from Case Western Reserve University, Cleveland, Ohio, in June of 1985 and his J.D. from Benjamin N. Cardozo School of Law in New York in 1988.  Mr. Rosen specializes in intellectual properties, general litigation and general corporate matters.  He has published several articles for West Publications concerning litigation of intellectual properties.  Mr. Rosen also represented clients in several international financing transactions, international contract negotiations and enforcements.  He also has represented clients in such areas as corporate management, mergers and public offerings.

Chris Butchko, Executive Vice President, Chief Operating Officer and a Director: Mr. Butchko has been in the marketing industry for over 20 years.  He was the National Marketing Director and the Regional Vice President for two major resort marketing companies that grossed over 100 million dollars per year.  He was also the President of a public company that was involved with finance, energy, distribution and entertainment.  Mr. Butchko specializes in creating acquisitions with select synergistic companies to rapidly expand and integrate their business.  Mr. Butchko has been involved with Africa for more than seven years and has been engaged in feeding programs and other humanitarian efforts there. Chris is married with three beautiful children and resides in Southern California.

Anne L. Thomas, Secretary, Comptroller and a Director: Ms. Thomas studied Business Administration at the New School in New York City, which garnered her a position at one of the largest record and publishing companies in the United States for the past 25 plus years.  Ms. Thomas directed and oversaw day to day operations and interacted with major companies such as Capitol EMI, Sony Entertainment, RCA and Universal/Fontana.  This included staffing the offices in both New York and Los Angeles in which the employees reported to her directly and maintaining the financial records for these projects.  For the past 20 years Ms. Anne has worked with numerous international countries such as Botswana, Liberia, Guinea, Sierra Leone and Equatorial Guinea.

Donna Moore, Chief Financial Officer and Treasurer:  Between 2008 and 2010, Ms. Moore served as a part time Controller for Skye International, Inc. in Scottsdale, AZ.  Prior to Skye International, Ms. Moore was the Controller for Monarch Brass & Copper Corp., in Waterbury, CT from 1984 through 2007.  Ms. Moore is a business financial professional with over 25 years of hands-on business experience.  Ms. Moore has held positions as controller and secretary treasurer of both public and private corporations.  Her experience includes general accounting, financial reporting, systems implantation/management, treasury functions, and cost accounting. Ms. Moore specializes in executing uniform financial controls so as to improve productivity, reduce costs, and maximize profitability. Ms. Moore holds a Bachelor of Science degree in Business Management and an MBA in finance and accounting from Brigham Young University.

(d) Appointment of Directors

Prior to the resignation of Steven Subick, the Board of Directors appointed Bradley Rosen, Chris Butchko, and Anne Thomas as Members of the Board of Directors.

Bradley Rosen, (See Resume above).

Chris Butchko, (See Resume above).

Anne Thomas, (See Resume above).

Item 5.06 Change in Shell Company Status

The Registrant was a start-up Company formed in April 2010 for the purpose of distributing and manufacturing cleaning/sterilization solutions to consumers, public institutions and distributors of cleaning/janitorial supplies which are provided to us by Integrated Environmental Technologies, Ltd.  In the pursuit of business development, specifically in the area of developing a solution to neutralize the effect of mercury on the environment, these companies determined it in their best interest to join forces.  We did not deem ourselves a shell company as defined in Rule 12b-2 of the United States Securities Exchange Act of 1934, as amended.

Section 8 – Other Events

Item 8.01 Other Events.

On May 20, 2011, the Registrant issued a press release to announce that it has acquired the contractual rights for the disposition of diamonds, gold, and any other minerals recovered in both the Zimmi Town, Pujehun District and the Gbense Tailings No. 5 reserve in the Koidu Town, Kono District of Sierra Leone through the acquisition of 100% of the ownership of ORI and Jyork. A copy of the press release is filed as Exhibit 99.1 to this Current Report.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Pursuant to Rule 8-04(b) of Regulation S-X (17 CFR 210.3-05(b)), the Oraco Resources, Inc., a Canadian corporation, and Jyork Industries, Inc. Ltd., a Sierra Leone corporation, audited financial statements as of and for the year ended December 31, 2010 are filed herewith.

(b) Pro Forma Financial Information.

Pursuant to Rule 8-05 of Regulation S-X (17 CFR 210), the unaudited pro forma consolidated balance sheets and statements of operations of Oraco Resources, Inc., a Nevada corporation, and Oraco Resources, Inc., a Canadian corporation, and Jyork Industries, Inc. Ltd., a Sierra Leone corporation, for the year ended December 31, 2010 and for the period ended March 31, 2011, along with the notes to such unaudited pro forma consolidated financial information, are filed herewith.

(c) Exhibits.

			Incorporated by reference
Exhibit Number	Exhibit Description	Filed herewith	Form	Period ending	Exhibit	Filing date
3(i)(a)	Articles of Incorporation of Oraco Resources, Inc.		S-1		3(i)(a)	6/17/10
3(i)(b)	Certificate of Amendment – Name Change – Dated 2/23/11		8-K		3(i)(b)	2/24/11
3(i)(c)	Certificate of Change – 8:1 Forward Split – 2/23/11		8-K		3(i)(c)	2/24/11
3(ii)(a)	Bylaws of Oraco Resources, Inc.		S-1		3(ii)(a)	6/17/10
10.2	Share Exchange Agreement and Plan of Reorganization with Oraco Resources, Inc., a Canadian corporation – 3/24/11		8-K		10.2	3/28/11
10.3	Share Exchange Agreement and Plan of Reorganization with Jyork Industries, Inc., Ltd., a Sierra Leone corporation – 3/24/11		8-K		10.3	3/28/11
10.4	Addendum No. 1 to Share Exchange Agreement and Plan of Reorganization with Oraco Resources, Inc., a Canadian corporation - 4/28/11		8-K		10.4	5/2/11
10.5	Addendum No. 1 to Share Exchange Agreement and Plan of Reorganization with Jyork Industries, Inc., Ltd., a Sierra Leone corporation – 4/28/11		8-K		10.5	5/2/11
99.1	Press Release – Acquisition of Diamond and Gold Mining Operation in West Africa – 5/20/11	X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ORACO RESOURCES, INC.

By: /S/ Bradley Rosen
Bradley Rosen, President

Date: May 20, 2011

INDEX TO FINANCIAL STATEMENTS

Page
Audited Financial Statements of Oraco Resources, Inc. (Canada) for the Fiscal Year Ended December 31, 2010
Report of Independent Registered Public Accounting Firm	F-1
Balance Sheet as of December 31, 2010	F-2
Statements of Operations for the year ended December 31, 2010	F-3
Statements of Stockholders’ Equity for the year ended December 31, 2010	F-4
Statements of Cash Flows for the year ended December 31, 2010	F-5
Notes to Financial Statements	F-6

Audited Financial Statements of Jyork Industries, Inc. Ltd. (Sierra Leone) for the Fiscal Year Ended December 31, 2010
Report of Independent Registered Public Accounting Firm	G-1
Balance Sheet as of December 31, 2010	G-2
Statements of Operations for the year ended December 31, 2010	G-3
Statements of Stockholders’ Equity for the year ended December 31, 2010	G-4
Statements of Cash Flows for the year ended December 31, 2010	G-5
Notes to Financial Statements	G-6

Unaudited Pro Forma Combined Financial Information
of Oraco Resources, Inc. (Nevada), Oraco Resources, Inc. (Canada)
and Jyork Industries, Inc. Ltd. (Sierra Leone) for the Fiscal Year Ended December 31, 2010

Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2010	H-1
Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2010	H-2
Notes to Pro Forma Financial Information	H-3

Unaudited Pro Forma Combined Financial Information of Oraco Resources, Inc. (Nevada), Oraco Resources, Inc. (Canada) and Jyork Industries, Inc. Ltd. (Sierra Leone) for the Period Ended March 31, 2011
Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2011	I-1
Pro Forma Condensed Consolidated Statement of Operations for the period ended March 31, 2011	I-2
Notes to Pro Forma Financial Information	I-3

De Joya Griffith & Company, LLC

CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Oraco Resources, Inc

We have audited the accompanying consolidated balance sheet of Oraco Resources, Inc. (An Exploration Stage Company) (the “Company”) as of December 31, 2010 and the related statements of operations, stockholders’ equity and cash flows from inception (August 4, 2010) through December 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Oraco Resources, Inc. (An Exploration Stage Company) (the “Company”) as of December 31, 2010 and the related statements of operations, stockholders’ equity and cash flows from inception (August 4, 2010) through December 31, 2010.  in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ De Joya Griffith & Company, LLC
Henderson, Nevada
April 22, 2011

ORACO RESOURCES, INC.
(A company organized under the laws of Canada)
(An Exploration Stage Company)
BALANCE SHEET

December 31,
2010
(Audited)
ASSETS

CURRENT ASSETS
Prepaid expenses	$1,500

Total current assets	1,500

Total assets	$1,500

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Short-term loan, related party	$635

Total current liabilities	635

Total liabilities	635

STOCKHOLDERS' EQUITY
Class A stock, no par value, 15,001,500 shares
issued and outstanding as of December 31, 2010	3,000
Accumulated deficit during development stage	(2,135)

Total stockholders' equity	865

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,500

ORACO RESOURCES, INC.
(A company organized under the laws of Canada)
(An Exploration Stage Company)
STATEMENT OF OPERATIONS
(Audited)

From inception (August 4, 2010) through December 31, 2010

OPERATING EXPENSES
Legal and professional	$2,135

Net loss from operations	2,135

NET LOSS	$(2,135)

Net loss per common share - basic	$(0.01)

Weighted average number of common shares outstanding	403,419

	ORACO RESOURCES, INC.
	(A company organized under the laws of Canada)
	(An Exploration Stage Company)
	STATEMENT OF STOCKHOLDERS' EQUITY
	(Audited)

			Additional		Total
	Class A Shares		Paid-in	Retained	Stockholders'
	Shares	Amount	Capital	Earnings	Equity

Balance August 4, 2010	-	$-	$-	$-	$-

Issuance of class A stock for cash	15,001,500	3,000			3,000

Net loss	-	-	-	(2,135)	(2,135)

Balance December 31, 2010	15,001,500	$3,000	$-	$(2,135)	$865

ORACO RESOURCES, INC.
(A company organized under the laws of Canada)
(An Exploration Stage Company)
STATEMENT OF CASH FLOWS
(Audited)

From inception (August 4, 2010) through December 31, 2010

Cash flows from operating activities
Net loss	$(2,135)
Adjustments to reconcile from net loss to net cash used in
operating activities:
Changes in operating assets and liabilities
Prepaid Expense	(1,500)

Net cash used in operating activities	(3,635)

Cash flows from financing activities
Short Term Loan, Related PartY	635
Proceeds from Issuance of Class A Stock	3,000

Net cash provided by financing activities	3,635

Net Increase/(Decrease) in Cash	-

Cash, Beginning of Year	-

Cash, End of Year	$-

Supplemental Information:
Cash paid for:
Taxes	$-
Interest Expense	$-

ORACO RESOURCES, INC.
(A COMPANY ORGANIZED UNDER THE LAWS OF CANADA)
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
(AUDITED)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Oraco Resources, Inc. (the “Company”) was incorporated on August 4, 2010 (“date of inception”) under the laws of Canada as Sure Storage (Canada), Inc.  On December 3, 2010, the Company amended its articles of incorporation and changed its name to Oraco Resources, Inc.

The Company has not commenced any significant operations and, in accordance with ASC Topic 915-10, the Company is considered a development stage (exploration) company.

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America applicable to exploration stage enterprises and are expressed in U.S. dollars. The Company’s fiscal year end is December 31. In the opinion of management, all adjustments, consisting of normal recurring accruals considered necessary for a fair presentation, have been included.

Nature of operations

The Company is in the mineral and natural resource exploration business and has not yet commenced operations to locate commercially exploitable mineral and natural resources. The Company has been in the exploration stage since its formation and has not realized any revenues from its planned operations.

Cash and cash equivalents

For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. The carrying value of these investments approximates fair value.  As of December 31, 2010, there are no cash equivalents.

Mineral claim payments and exploration expenditures

The Company expenses all costs related to the acquisition, maintenance and exploration of its unproven mineral properties to which it has secured exploration rights.  If and when proven and probable reserves are determined for a property and a feasibility study prepared with respect to the property, then subsequent development costs of the property will be capitalized.  To date the Company has not established the commercial feasibility of its exploration prospects, therefore all costs have been expensed.  The Company also considers the provisions of ASC 360 which concludes that mineral rights are tangible assets. Accordingly, the Company capitalizes certain costs related to the acquisition of mineral rights where proven or probable reserves are present or when the Company intends to carry out an exploration program and has the funds to do so.

Fair value of financial instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2010. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and short term obligations. Fair values were assumed to approximate carrying values for cash and short term loans l because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Earnings per share

The Company follows ASC Topic 260 to account for the earnings per share. Basic earnings per share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of Class A stock outstanding during the year. Diluted earnings per share calculations are determined by dividing net income by the weighted average number of shares and dilutive share equivalents outstanding. During periods when stock equivalents, if any, are anti-dilutive they are not considered in the computation.

Income taxes

The Company follows ASC Topic 740 for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled.  Deferred income tax expenses or benefits are based on the changes in the asset or liability for each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

The Company applies a more-likely-than-not recognition threshold for all tax uncertainties. ASC Topic 740 only allows the recognition of those tax benefits that have a greater than fifty percent likelihood of being sustained upon examination by the taxing authorities. As at December 31, 2010, the Company reviewed its tax positions and determined there were no outstanding or retroactive tax positions with less than a 50% likelihood of being sustained upon examination by the taxing authorities, therefore this standard has not had a material affect on the Company.

The Company does not anticipate any significant changes to its total unrecognized tax benefits within the next 12 months. The Company classifies tax-related penalties and net interest as income tax expense. As of December 31, 2010, no income tax expense has been incurred.

Use of estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Recent pronouncements

The Company has evaluated the recent accounting pronouncements through ASU 2011-02 and believes that none of them will have a material effect on the Company’s financial statements.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. As noted above, the Company is in the development stage and, accordingly, has not yet generated revenues from operations. Since its inception, the Company has been engaged substantially in financing activities and developing its business plan and incurring start up costs and expenses. As a result, the Company incurred accumulated net losses from Inception (August 4, 2010) through the period ended December 31, 2010 of $2,135. In addition, the Company’s development activities since inception have been financially sustained through equity financing.

The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of stock and, ultimately, the achievement of significant operating revenues. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 3 – INCOME TAXES

At the period ending December 31, 2010, the Company had a federal operating loss carryforward of $2,135, which begins to expire in 2030.

The provision for income taxes consisted of the following components for the year ended December 31, 2010:

2010
Current:
Federal	$-
State	-
Deferred	-
$-

Components of net deferred tax assets, including a valuation allowance, are as follows at December 31, 2010:

2010
Deferred tax assets:
Net operating loss carryforward	$747
Total deferred tax assets	747
Less: Valuation allowance	(747)
Net deferred tax assets	$-

The valuation allowance for deferred tax assets as of December 31, 2010, was $747, which will begin to expire in 2030.  In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible.  Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment.  As a result, management determined it was more likely than not the deferred tax assets would not be realized as of December 31, 2010 and maintained a full valuation allowance.

Reconciliation between the statutory rate and the effective tax rate is as follows at December 31, 2010:

2010
Federal statutory rate	(35.0)%
State taxes, net of federal benefit	(0.00)%
Change in valuation allowance	35.0%
Effective tax rate	0.0%

NOTE 4 – STOCKHOLDERS’ EQUITY

Class A Stock

During the period from Inception (August 4, 2010) through December 31, 2010, the following Class A shares were issued:  15,000,000 shares at $.0001 value for a total of $1,500 cash and 1,500 shares at $1.00 value for a total of $1,500 cash.

NOTE 5 – WARRANTS AND OPTIONS

As of December 31, 2010, there were no warrants or options outstanding to acquire any additional shares of Class A stock.

NOTE 6 – RELATED PARTY TRANSACTIONS

Office space and services are provided without charge by an officer and director of the Company.  Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein.

For the period ending December 31, 2010, there is a note payable with the officer and director of the Company in the amount of $635.  The amount due is unsecured, non-interest bearing and due on demand.

On October 19, 2010, 1,500 shares of common stock were purchased by Summit Capital USA Inc for $1,500.  Summit Capital USA Inc is operated by a officer and director of the Company.

NOTE 7 – SUBSEQUENT EVENTS

On March 24, 2011, the Company entered into a Share Exchange Agreement with Oraco Resources, Inc., a Nevada public company (“ORI”) a development stage mineral and natural resources exploration and mining company, whereby the Company intends to exchange all of its outstanding Class A common shares, being 15,001,500 shares, in exchange for 15,001,500 restricted common shares of ORI.  Pursuant to the agreement, the closing of the transaction was to have taken place on or before April 8, 2011, however, as of the date hereof, the transaction has not yet closed.  Upon closing, ORI will have ownership of 100% of the Company.

De Joya Griffith & Company, LLC

CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
JYork Industries, Inc. LTD.

We have audited the accompanying consolidated balance sheets of JYork Industries, Inc. LTD. (An Exploration Stage Company) (the “Company”) as of December 31, 2010 and 2009 and the related statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2010 and 2009 and from inception (February 2, 2000) through December 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of JYork Industries. (An Exploration Stage Company) as of December 31, 2010 and 2009 and the related statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2010 and 2009 and from inception (February 2, 2000) through December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ De Joya Griffith & Company, LLC
Henderson, Nevada
April 22, 2011

JYORK INDUSTRIES, INC. LTD
(An Exploration Stage Company)
BALANCE SHEETS
(audited)

	December 31,	December 31,
	2010	2009

ASSETS

CURRENT ASSETS	$-	$-

Total current assets	-	-

Total assets	$-	$-

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES	$-	$-

Total current liabilities	-	-

Total liabilities	-	-

STOCKHOLDERS' EQUITY
Common stock, no par value, 30,000 shares
issued and outstanding as of December 31, 2010
and 2009, respectively	-	-
Accumulated deficit during exploration stage	-	-

Total stockholders' equity	-	-

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$-	$-

JYORK INDUSTRIES, INC. LTD
(An Exploration Stage Company)
STATEMENTS OF OPERATIONS
(audited)

			From inception (February 2, 2000) through December 31, 2010
	Years Ended December 31,
	2010	2009

OPERATING REVENUES	$-	$-	$-

OPERATING EXPENSES	-	-	-

NET LOSS	$-	$-	$-

Basic net loss per share	$-	$-

Weighted average number of common shares outstanding- basic
	30,000	30,000

JYORK INDUSTRIES, INC. LTD
(An Exploration Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY
(audited)

			Accumulated deficit during exploration stage	Total
	Common Stock			Stockholders'
	Shares	Amount		Equity

Inception February 2, 2000

Issuance of common stock	30,000	$-	$-	$-

Net loss	-	-	-	-

Balance December 31, 2000	30,000	-	-	-

Net loss	-	-	-	-

Balance December 31, 2001	30,000	-	-	-

Net loss	-	-	-	-

Balance December 31, 2002	30,000	-	-	-

Net loss	-	-	-	-

Balance December 31, 2003	30,000	-	-	-

Net loss	-	-	-	-

Balance December 31, 2004	30,000	-	-	-

Net loss	-	-	-	-

Balance December 31, 2005	30,000	-	-	-

Net loss	-	-	-	-

Balance December 31, 2006	30,000	-	-	-

Net loss	-	-	-	-

Balance December 31, 2007	30,000	-	-	-

Net loss	-	-	-	-

Balance December 31, 2008	30,000	-	-	-

Net loss	-	-	-	-

Balance December 31, 2009	30,000	-	-	-

Net loss	-	-	-	-

Balance December 31, 2010	30,000	$-	$-	$-

JYORK INDUSTRIES, INC. LTD
(An Exploration Stage Company)
STATEMENTS OF CASH FLOWS
(audited)

From inception (February 2, 2000) through December 31, 2010

Years Ended December 31,
	2010	2009

Cash flows from operating activities
Net loss	$-	$-	$-

Net cash used in operating activities	-	-	-

Net increase/(decrease) in cash	-	-	-

Cash, beginning of year	-	-	-

Cash, end of year	$-	$-	$-

Supplemental Information:
Cash paid for:
Taxes	$-	$-	$-
Interest Expense	$-	$-	$-

JYORK INDUSTRIES, INC. LTD
(A COMPANY ORGANIZED UNDER THE LAWS OF SIERRA LEONE)
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
(AUDITED)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

JYork Industries, Inc. LTD (the “Company”) was incorporated on February 2, 2000 (“date of inception”) under the laws of Sierra Leone.  The Company has not commenced any significant operations and, in accordance with ASC Topic 915-10, the Company is considered a development stage (exploration) company.

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America applicable to exploration stage enterprises and are expressed in U.S. dollars. The Company’s fiscal year end is December 31. In the opinion of management, all adjustments, consisting of normal recurring accruals considered necessary for a fair presentation, have been included.

Nature of operations

The Company is in the mineral and natural resource exploration, acquisition and sales business.  It has not yet commenced operations to locate commercially exploitable mineral and natural resources. The Company has been in the exploration stage since its formation and has not realized any revenues from its planned exploration operations.  The Company has established relations to buy minerals in Sierra Leone in the open market, transport them and then sell them in America.  The Company’s buying and selling operations are in its nascent stage and have not realized any revenues.

Cash and cash equivalents

For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. The carrying value of these investments approximates fair value.  As of December 31, 2010, there are no cash equivalents.

Mineral claim payments and exploration expenditures

The Company expenses all costs related to the acquisition, maintenance and exploration of its unproven mineral properties to which it has secured exploration rights.  If and when proven and probable reserves are determined for a property and a feasibility study prepared with respect to the property, then subsequent development costs of the property will be capitalized.  To date the Company has not established the commercial feasibility of its exploration prospects, therefore all costs have been expensed.  The Company also considers the provisions of ASC 360 which concludes that mineral rights are tangible assets. Accordingly, the Company capitalizes certain costs related to the acquisition of mineral rights where proven or probable reserves are present or when the Company intends to carry out an exploration program and has the funds to do so.

Fair value of financial instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2010. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and short term obligations. Fair values were assumed to approximate carrying values for cash and short term loans l because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Earnings per share

The Company follows ASC Topic 260 to account for the earnings per share. Basic earnings per share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of  stock outstanding during the year. Diluted earnings per share calculations are determined by dividing net income by the weighted average number of shares and dilutive share equivalents outstanding. During periods when stock equivalents, if any, are anti-dilutive they are not considered in the computation.

Income taxes

The Company follows ASC Topic 740 for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled.  Deferred income tax expenses or benefits are based on the changes in the asset or liability for each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

The Company applies a more-likely-than-not recognition threshold for all tax uncertainties. ASC Topic 740 only allows the recognition of those tax benefits that have a greater than fifty percent likelihood of being sustained upon examination by the taxing authorities. As at December 31, 2010, the Company reviewed its tax positions and determined there were no outstanding or retroactive tax positions with less than a 50% likelihood of being sustained upon examination by the taxing authorities, therefore this standard has not had a material affect on the Company.

The Company does not anticipate any significant changes to its total unrecognized tax benefits within the next 12 months. The Company classifies tax-related penalties and net interest as income tax expense. As of December 31, 2010, no income tax expense has been incurred.

Use of estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Recent pronouncements

The Company has evaluated the recent accounting pronouncements through ASU 2011-02 and believes that none of them will have a material effect on the Company’s financial statements.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. As noted above, the Company is in the development stage and, accordingly, has not yet generated revenues from operations. Since its inception, the Company has been engaged substantially in financing activities and developing its business plan. However, there have not yet been any expenses incurred through the period ended December 31, 2010.

The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of stock and, ultimately, the achievement of significant operating revenues. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 3 – INCOME TAXES

At the period ending December 31, 2010, the Company had no profit or loss so has incurred no federal income tax liability.

NOTE 4 – STOCKHOLDERS’ EQUITY

During the period from Inception (February 2, 2000) through December 31, 2010, the Company has issued 30,000 shares of stock with no par value for no consideration.

NOTE 5 – WARRANTS AND OPTIONS

As of December 31, 2010, there were no warrants or options outstanding to acquire any additional shares of stock.

NOTE 6 – MINERAL CLAIMS

The Company controls two concessions for the right to recover and sell minerals in certain areas  of Sierra Leone.  The first is a based on a Memorandum of Understanding (MOU) which was entered into on June 16, 2009 with the Authorities of the Gbenese Chiefdom located in Sierra Leone wherein the two parties will cooperatively engage in the recovery process of all rights of precious minerals and all Natural Resources below an above the ground on an exclusive basis for the term of the agreement from the Gbense Tailings number 5, situated in the Gbense Chiefdom.  The term of the agreement will be for ten (10) years with five (5) one (1) year options and will be automatically renewable unless notified by two authorized JYork officials.  On January 25, 2011, commencement of the term of the MOU was extended for one year.  The second is based on a Memorandum of Understanding entered into February 7, 2011 with the Paramount Chief, Section Chief and  Town Chief of Zimmi Town and the  Pujehun District on behalf of the Baysuagung-Gbeya Cooperative Mining Society, for the recovery process of all rights of precious minerals and all natural resources below and above the ground on an exclusive basis in the Zimmi area of the  Pujehun District.  The term of this agreement will be for twenty-five (25) years with five (5) one (1) year options to renew.

NOTE 7 – SUBSEQUENT EVENTS

On March 24, 2011, the Company entered into a Share Exchange Agreement with Oraco Resources Inc., a Nevada public company registrant with the United States Securities & Exchange Commission (“ORI”), whereby the Company intends to exchange all of its 30,000 issued and outstanding common shares on a 1 for 100 basis into 3,000,000 shares of ORI’s restricted common stock.  Pursuant to the agreement the closing of the transaction was to take place on or before April 8, 2011, however, as of the date hereof the transaction has not yet closed. The acquisition, upon closing, will result in ORI acquiring 100% of the ownership of the Company, and, accordingly, the Company will become a wholly owned subsidiary of ORI.

Unaudited Pro Forma Combined Financial Information
of Oraco Resources, Inc. (Nevada), Oraco Resources, Inc. (Canada)
and Jyork Industries, Inc. Ltd. (Sierra Leone) for the Fiscal Year Ended December 31, 2010

Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2010	H-1
Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2010	H-2
Notes to Pro Forma Financial Information	H-3

Oraco Resources, Inc.
Pro-Forma Consolidated Balance Sheet
December 31, 2010
(unaudited)

	Oraco	Oraco	Jyork
	Resources, Inc.	Resources, Inc.	Industries, Inc. Ltd.	Pro-Forma	Pro-Forma
	(NV Corp)	(Canada Corp)	(Sierra Leone Corp)	Adjustments	Consolidated
ASSETS

Current assets:
Cash	$93	$-	$-	$(93)	$-
Prepaid expenses	-	1,500	-	-	1,500
Total current assets	93	1,500	-	(93)	1,500

Other assets:
Furniture and equipment, net	1,736	-	-	(1,736)	-
Trademark	975	-	-	(975)	-
Website, net	208	-	-	(208)	-
Total other assets	2,919	-	-	(2,919)	-

Total assets	$3,012	$1,500	$-	$(3,012)	$1,500

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$20,626	$-	$-	$(20,626)	$-
Accrued interest payable - related party	88	-	-	(88)	-
Short-term loan - related party	-	635	-	-	635
Total current liabilities	20,714	635	-	(20,714)	635

Long term liabilities:
Notes payable - related party	4,000	-	-	(4,000)	-
Total current liabilities	4,000	-	-	(4,000)	-

Total liabilities	24,714	635	-	(24,714)	635

Stockholders' equity:
Common stock	10,544	3,000	-	5,002	18,546
Additional paid in capital	8,756	-	-	(8,756)	-
Retained earnings	(41,002)	(2,135)	-	25,456	(17,681)
Total Stockholders' Equity	(21,702)	865	-	21,702	865

Total Liabilities and Stockholders' Equity	$3,012	$1,500	$-	$(3,012)	$1,500

Oraco Resources, Inc.
Pro-Forma Consolidated Statement
For the Year Ended December 31, 2010
(unaudited)

	Oraco	Oraco	Jyork
	Resources, Inc.	Resources, Inc.	Industries, Inc. Ltd.	Pro-Forma	Pro-Forma
	(NV Corp)	(Canada Corp)	(Sierra Leone Corp)	Adjustments	Consolidated

Revenue	$-	$-	$-	$-	-

Depreciation and amortization	424	-	-	(424)	-
General and administrative	1,933	-	-	(1,933)	-
Professional fees	38,557	2,135	-	(38,557)	2,135
Total operating expenses	40,914	2,135	-	(40,914)	2,135

Net (loss) from operations	(40,914)	(2,135)	-	40,914	(2,135)

Other income and (expense)
Interest expense - related party	(88)	-	-	88	-
Other income (expense)	-	-	-	-	-
Total other income (expense)	(88)	-	-	88	-

Net (loss) before income taxes	(41,002)	(2,135)	-	41,002	(2,135)

Income tax expense	-	-	-	-	-

Net (loss)	$(41,002)	$(2,135)	$-	$41,002	$(2,135)

ORACO RESOURCES, INC. (NEVADA CORPORATION) AND ORACO RESOUCES, INC. (CANADA CORPORATION) AND JYORK INDUSTRIES, INC. LTD.
NOTES TO PRO-FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010

1.  BASIS OF PRESENTATION FOR PRO-FORMA FINANCIAL STATEMENTS

On May 16, 2011, Oraco Resources, Inc., a Nevada Corporation, (“OracoNV”) acquired 100% of Oraco Resources, Inc., a Canada Corporation, (“OracoCA”) in exchange for a total of 15,001,500 restricted shares of OracoNV’s common stock.  Additionally, a former officer and director of OracoNV agreed to cancel a total of 10,000,000 shares of common stock.

On May 16, 2011, Oraco Resources, Inc., a Nevada Corporation, (“OracoNV”) acquired 100% of JYork Industries, Inc. Ltd., a Sierra Leone Corporation, (“JYork”) in exchange for a total of 3,000,000 restricted shares of OracoNV’s common stock.

Upon the closing of the share exchange with OracoNV and OracoCA and JYork, there will be a change in control and a change in the business of OracoNV.  The acquisition will be treated as a reverse merger and will be recorded as a recapitalization.

The unaudited pro-forma condensed consolidated financial statements have been developed from the audited records of OracoNV as of December 31, 2010 and the year then ended and the audited records of OracaCA as of December 31, 2010 and the period from Inception (August 4, 2010) through December 31, 2010 and the audited records of JYork as of December 31, 2010 and the year then ended.

The unaudited pro-forma condensed consolidated balance sheet as of December 31, 2010 is based upon the historical financial statements of OracoNV, OracoCA and JYork.  The unaudited pro-forma condensed consolidated balance sheet is presented as if the reverse merger acquisition had occurred on December 31, 2010.

The unaudited pro-forma condensed consolidated statement of operations for the year ended December 31, 2010 is based upon the historical financial statements of OracoNV, OracoCA and JYork, after giving effect to the reverse merger acquisition.  The unaudited pro-forma condensed consolidated statement of operations is presented as if the acquisition had occurred at the beginning of the period.

2.  PRO-FORMA ADJUSTMENTS

The pro-forma adjustments included in the unaudited condensed consolidated financial statements are as follows:

(1)	Net effect of the elimination of all of the assets, liabilities and operations of OracoNV.
(2)	Recapitalization due to reverse merger of OracoNV, OracoCA and JYork.

3.  STOCKHOLDERS’ EQUITY

OracoNV is authorized to issue 10,000,000 shares of its $0.001 par value preferred stock 100,000,000 shares of its $0.001 par value common stock.

On February 23, 2011, the Company effected a 8-for-1 forward stock split of its $0.001 par value common stock.

Upon closing of the reverse merger acquisition, the Company had 18,545,500 shares of common stock issued and outstanding.  The pro-forma condensed consolidated balance sheet as of December 31, 2010 is presented as if the reverse merger acquisition had occurred on December 31, 2010.

4.  SUBSEQUENT EVENTS

On February 18, 2011, OracoNV issued 4,800,000 shares of its $0.001 par value common stock at a price of $0.013 per share for cash of $60,000.

Unaudited Pro Forma Combined Financial Information of Oraco Resources, Inc. (Nevada), Oraco Resources, Inc. (Canada) and Jyork Industries, Inc. Ltd. (Sierra Leone) for the Period Ended March 31, 2011
Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2011	I-1
Pro Forma Condensed Consolidated Statement of Operations for the period ended March 31, 2011	I-2
Notes to Pro Forma Financial Information	I-3

Oraco Resources, Inc.
Pro-Forma Consolidated Balance Sheet
March 31, 2011
(unaudited)

	Oraco	Oraco	Jyork
	Resources, Inc.	Resources, Inc.	Industries, Inc. Ltd.	Pro-Forma	Pro-Forma
	(NV Corp)	(Canada Corp)	(Sierra Leone Corp)	Adjustments	Consolidated
ASSETS

Current assets:
Cash	$31	$100	$-	$(31)	$100
Prepaid expenses	-	1,500	-	-	1,500
Total current assets	31	1,600	-	(31)	1,600

Other assets:
Furniture and equipment, net	6,774	-	-	(6,774)	-
Trademark	975	-	-	(975)	-
Website, net	188	-	-	(188)	-
Total other assets	7,937	-	-	(7,937)	-

Total assets	$7,968	$1,600	$-	$(7,968)	$1,600

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$-	$-	$-	$-	$-
Accrued interest payable - related party	214	-	-	(214)	-
Short-term loan - related party	-	4,799	-	-	4,799
Total current liabilities	214	4,799	-	(214)	4,799

Long term liabilities:
Notes payable - related party	10,000	-	-	(10,000)	-
Total current liabilities	10,000	-	-	(10,000)	-

Total liabilities	10,214	4,799	-	(10,214)	4,799

Stockholders' equity:
Common stock	15,344	3,000	-	5,002	23,346
Additional paid in capital	63,956	-	-	(63,956)	-
Common stock payable	700	-	-	-	700
Retained earnings	(82,246)	(6,199)	-	61,200	(27,245)
Total Stockholders' Equity	(2,246)	(3,199)	-	2,246	(3,199)

Total Liabilities and Stockholders' Equity	$7,968	$1,600	$-	$(7,968)	$1,600

Oraco Resources, Inc.
Pro-Forma Consolidated Statement
For the Three Months Ended March 31, 2011
(unaudited)

	Oraco	Oraco	Jyork
	Resources, Inc.	Resources, Inc.	Industries, Inc. Ltd.	Pro-Forma	Pro-Forma
	(NV Corp)	(Canada Corp)	(Sierra Leone Corp)	Adjustments	Consolidated

Revenue	$-	$-	$-	$-	-

Depreciation and amortization	637	-	-	(637)	-
General and administrative	149	64	-	(149)	64
Professional fees	40,337	4,000	-	(40,337)	4,000
Total operating expenses	41,123	4,064	-	(41,123)	4,064

Net (loss) from operations	(41,123)	(4,064)	-	41,123	(4,064)

Other income and (expense)
Interest income	5	-	-	(5)	-
Interest expense - related party	(126)	-	-	126	-
Total other income (expense)	(121)	-	-	121	-

Net (loss) before income taxes	(41,244)	(4,064)	-	41,244	(4,064)

Income tax expense	-	-	-	-	-

Net (loss)	$(41,244)	$(4,064)	$-	$41,244	$(4,064)

ORACO RESOURCES, INC. (NEVADA CORPORATION) AND ORACO RESOUCES, INC. (CANADA CORPORATION) AND JYORK INDUSTRIES, INC. LTD.
NOTES TO PRO-FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2011

1.  BASIS OF PRESENTATION FOR PRO-FORMA FINANCIAL STATEMENTS

On May 16, 2011, Oraco Resources, Inc., a Nevada Corporation, (“OracoNV”) acquired 100% of Oraco Resources, Inc., a Canada Corporation, (“OracoCA”) in exchange for a total of 15,001,500 restricted shares of OracoNV’s common stock.  Additionally, a former officer and director of OracoNV agreed to cancel a total of 10,000,000 shares of common stock.

On May 16, 2011, Oraco Resources, Inc., a Nevada Corporation, (“OracoNV”) acquired 100% of JYork Industries, Inc. Ltd., a Sierra Leone Corporation, (“JYork”) in exchange for a total of 3,000,000 restricted shares of OracoNV’s common stock.

Upon the closing of the share exchange with OracoNV and OracoCA and JYork, there will be a change in control and a change in the business of OracoNV.  The acquisition will be treated as a reverse merger and will be recorded as a recapitalization.

The unaudited pro-forma condensed consolidated financial statements have been developed from the unaudited records of OracoNV as of March 31, 2011 and the three months then ended and the unaudited records of OracaCA as of March 31, 2011 and the three months then ended and the unaudited records of JYork as of March 31, 2011 and the three months then ended.

The unaudited pro-forma condensed consolidated balance sheet as of March 31, 2011 is based upon the historical financial statements of OracoNV, OracoCA and JYork.  The unaudited pro-forma condensed consolidated balance sheet is presented as if the reverse merger acquisition had occurred on March 31, 2011.

The unaudited pro-forma condensed consolidated statement of operations for the three months ended March 31, 2011 is based upon the historical financial statements of OracoNV, OracoCA and JYork, after giving effect to the reverse merger acquisition.  The unaudited pro-forma condensed consolidated statement of operations is presented as if the acquisition had occurred at the beginning of the period.

2.  PRO-FORMA ADJUSTMENTS

The pro-forma adjustments included in the unaudited condensed consolidated financial statements are as follows:

(1)	Net effect of the elimination of all of the assets, liabilities and operations of OracoNV.
(2)	Recapitalization due to reverse merger of OracoNV, OracoCA and JYork.

ORACO RESOURCES, INC. (NEVADA CORPORATION) AND ORACO RESOUCES, INC. (CANADA CORPORATION) AND JYORK INDUSTRIES, INC. LTD.
NOTES TO PRO-FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2011

3.  STOCKHOLDERS’ EQUITY

OracoNV is authorized to issue 10,000,000 shares of its $0.001 par value preferred stock 100,000,000 shares of its $0.001 par value common stock.

On February 18, 2011, OracoNV issued 4,800,000 shares of its $0.001 par value common stock at a price of $0.013 per share for cash of $60,000.

On February 23, 2011, the Company effected a 8-for-1 forward stock split of its $0.001 par value common stock.

Upon closing of the reverse merger acquisition, the Company had 23,345,500 shares of common stock issued and outstanding.  The pro-forma condensed consolidated balance sheet as of March 31, 2011 is presented as if the reverse merger acquisition had occurred on March 31, 2011.